As filed with the Securities and Exchange Commission on March 31, 2021

File No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BERGIO INTERNATIONAL, INC.

Wyoming	3910	27-1338257
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

12 Daniel Road E, Fairfield, NJ 07007

(973) 227-3230

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

NPC World Services Inc.

220 W Yellowstone Hwy Unit 2

Douglas, WY 82633 USA

(702) 253-7499

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  [  ]

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Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered(1)	Proposed maximum Offering price per share (2)(3)(4)(5)	Proposed maximum aggregate Offering price	Amount of registration fee
Common Stock, par value $0.00001 per share, to be offered by the issuer	500,000,000	$0.01	5,000,000	$545.50

Total	500,000,000	$0.01	5,000,000	$545.50

(1)In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(3)                Offering price has been arbitrarily determined by the Board of Directors.

(4)The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

BERGIO INTERNATIONAL, INC.

500,000,000 Shares of Common Stock Offered by the Company

$0.01 per share

This is the initial public offering of our common stock, par value $0.00001 per share. We are selling 500,000,000 shares of our common stock.

This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

We currently expect the initial public offering price of the shares we are offering to be $0.01 per share of our common stock.

The Company is quoted on the OTC Pink market and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

Proceeds to Company in Offering

	Number of Shares	Offering Price(1)	Underwriting Discounts & Commissions	Gross Proceeds
Per Share
25% of Offering Sold	125,000,000	$0.01	$0	$1,250,000
50% of Offering sold	250,000,000	0.01	0	2,500,000
75% of Offering Sold	375,000,000	0.01	0	3,750,000
Maximum Offering sold	500,000,000	$0.01	$0	$5,000,000

(1)Assuming a public offering price of $0.01 per share, as set forth on the cover page of this prospectus.

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “BRGO” and the “Company” refer to Bergio International, Inc.

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SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements.

Organizational History

Company Overview

We were incorporated as “Alba Mineral Exploration, Inc.” on July 24, 2007, in the State of Delaware for the purpose of engaging in the exploration of mineral properties. On October 21, 2009, we entered into an exchange agreement (the “Exchange Agreement”) with Diamond Information Institute, Inc. (“Diamond Information Institute”), whereby we acquired all of the issued and outstanding common stock of Diamond Information Institute and changed the name of the company to Bergio International, Inc. On February 19, 2020, the Company changed its state of incorporation to the State of Wyoming.

The Bergio brand is our most important asset. The Bergio brand is associated with high-quality, handcrafted and individually designed pieces with European sensibility, Italian craftsmanship and a bold flair for the unexpected.  Bergio, is one of the most coveted brands of fine jewelry. Established in 1995, Bergio’s signature innovative design, coupled with extraordinary diamonds and precious stones, earned the company recognition as a highly sought-after purveyor of rare and exquisite treasures from around the globe. As President, CEO and Head Designer of Bergio, Berge Abajian performs a highly successful balancing act, accomplished with equal parts precision and passion. An informed and inspirational leader, Berge directs the company with the eye and soul of a designer and the mind of a businessman. The role that is perhaps closest to his heart, however, is that of designer. With family jewelry roots reaching back the 1930s, Berge is a third generation jeweler and a purist when it comes to design. Berge’s understanding of every aspect, in both design and manufacturing, creates collections that are nothing short of peerless in craftsmanship and style. Berge creates a collection, he looks well beyond the drawing board. Berge focuses on the woman who will ultimately wear his pieces, bringing to creation a magnificent piece of jewelry that reflects the beauty and vitality a woman possesses. Bergio creations are a seamless blend of classic elegance and subtle flair, adding to a woman’s charm while never overpowering her.

It is our intention to establish Bergio as a holding company for the purpose of establishing retails stores worldwide. Our branded product lines are products and/or collections designed by our designer and CEO Berge Abajian and will be the centerpiece of our retail stores. We also intend to complement our own quality-designed jewelry with other products and our own specially-designed handbags. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

It is our intention to open elegant stores in “high-end” areas and provide excellent service in our stores which will be staffed with knowledgeable professionals.

We also intend to sell our products on a wholesale basis to limited customers.

On March 5, 2014, the Company formed a wholly-owned subsidiary called Crown Luxe, Inc. in the State of Delaware (“Crown Luxe”). Crown Lux was established to operate the Company’s first retail store, which was opened in Bergen County, New Jersey in the fourth quarter of 2014.

During the fall of 2018, we opened our second retail store at the new Ocean Resort Casino in Atlantic City, New Jersey. We are also contemplating the opening of new stores in the future.

On February 10, 2021, Bergio International, Inc. entered into an Acquisition Agreement with Digital Age Business, Inc., a Florida corporation, (“Digital Age”), pursuant to which the shareholders of Digital Age  agreed to sell all of the assets and liabilities of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of the Company, which collectively, shall be convertible at Shareholders’ option, at any time, in whole or in part, into that number of shares of common stock of the Company which shall equal thirty percent (30%) of the total issued and outstanding common stock of the

Company (as determined at the earlier of (i) the date of conversion of the Series B Preferred Stock; and (ii) eighteen (18) months following the Closing). In addition, the Company will provide an additional $5,000,000 in financing for Aphrodite’s Marketing, Inc.

The funding for this acquisition will be a combination of proceeds from the issuance of common stock from our S-1 Registration Statement and debt.

On February 11, 2021, in connection with the financing detailed in Section 2.2.1 of the Acquisition Agreement with Digital Age Business, Inc. (which was detailed in the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2021), Bergio International, Inc. (the “Company” and “BRGO”) entered into a certain Securities Purchase Agreement, Convertible Promissory Note, Warrant, Registration Rights Agreement, Security Agreement, and Guaranty (together, the “BRGO Transaction Documents”), with certain accredited investors (the “Purchasers”).

Under the terms of the Securities Purchase Agreement, the Company completed a private placement offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder (the “Private Placement Offering”) of $1,512,500.00 in face value of Secured Convertible Promissory Notes (the “Notes”) and Common Stock Purchase Warrants for 756,250,000 shares of BRGO Common Stock (the “Warrants”) at a purchase price of $1,375,000.00, representing a 10% original issuance discount, (the “Purchase Price”), upon the terms and subject to the conditions set forth in the BRGO Transaction Documents, including the Guaranty, Security Agreement and Registration Rights Agreement .

The Convertible Secured Subordinated Promissory Notes (the “Notes”) issued to the Purchasers each have a One (1) Year term, with a Maturity Date of February 11, 2022, and bear interest at 10%, which is to be paid to the Holders quarterly. The Notes are convertible into BRGO Common Stock at the fixed conversion price of $0.0015, and the Holders thereof may convert all or a portion of the Notes into the Company’s Common Stock at any time, subject only to each Purchaser’s beneficial ownership limitation of up to 9.99% of the issued and outstanding shares of BRGO Common Stock. The Notes are redeemable by the Company, subject to the Redemption Procedure in Section 6 and the formula detailed in Schedule 6(a) thereto.

The Warrants to Purchase Common Stock (the “Warrants”) issued to the Purchasers have an exercise price of $0.002 (the “Exercise Price”), and such Purchasers may exercise the Warrants for a period of Five (5) Years, until the Expiration Date, and in the manner set forth therein, which includes a Cashless Exercise provision, subject to each Purchaser’s beneficial ownership limitation of up to 9.99% of the total issued and outstanding shares of Common Stock of the Company. The Warrants are not redeemable by the Company.

The Registration Rights Agreement requires the Company to file a Registration Statement within Sixty (60) Days of the Closing Date, and to include the Notes and Warrants (together the “Registerable Securities”) therein.

The Security Agreement provides the Purchasers with a security interest and lien on certain property of the Company and Acquisition Sub as set forth in Sections 2.1 and 2.2 therein (the “Collateral”).

The Guaranty provides the Purchasers the guarantee by the Company and Acquisition Sub of the payments due to such Purchasers under the terms of the Notes and Warrants, subject to the limitations therein.

Aphrodite’s is expected to increase our online presence and provide for expansion of the Bergio Brand. Aphrodite’s is a one-stop shop for jewelry, gifts, and surprises for any occasion. The online store provides for a unique gifting experience in the ecommerce space. With their technological experience in ecommerce, we expect to grow the Bergio Brand, and in conjunction with Bergio’s design expertise and years of experience in the jewelry industry, we believe we can successfully grow the business We are now amassing one of the best teams and technology in this space.

The Company has instituted various cost saving measures to conserve cash and has worked with its debtors in an attempt to negotiate the debt terms. The Company has been also investigating various strategies to increase sales and expand its business. The Company is in negotiations with some potential partners, but, at this time, there is nothing concrete, but the Company remains positive about its prospects. However, there is no assurance that the Company will be successful in its endeavors or that it will be able to increase its business.

Our future operations are contingent upon increasing revenues and raising capital for on-going operations and expansion of our product lines. Because we have a limited operating history, you may have difficulty evaluating our business and future prospects.

Principal Products and Services

Our products consist of a wide range of unique jewelry styles and designs made from precious metals such as gold, platinum and Karat gold, as well as other precious stones. We continuously innovate and change our designs based upon consumer trends. As a result of new designs being created we believe we are able to differentiate ourselves from our competition and strengthen our brands. We sell our products to our customers at price points that reflect the market price of the base material as well as design and processing fees.

We believe that we are a trendsetter in jewelry manufacturing. As a result, we come out with a variety of products throughout the year that we believe have commercial potential to meet what we feel are new trends within the industry. The “Bergio” designs consist of upscale jewelry that includes white diamonds, yellow diamonds, pearls, and colored stones, in 18K gold, platinum, and palladium. We currently design and produce approximately 100 to 150 product styles. Current retail prices for our products range from $400 to $200,000.

Our product range is divided into three fashion lines: (i) an 18K gold line, (ii) a bridal line, and (iii) a couture and/or one of kind pieces. Our Chief Executive Officer and director, Mr. Abajian, consults regularly with the design teams to design and create new products and product lines. Typically, new products come on line approximately every year and most recently, Bergio collections include Byzantine, Cestino, and Safari Collections, which consist of approximately 35 pieces made with pink gold and diamonds. Our offerings also include the Sistina and Rocca Collections. Depending on the timing and styling at any point in time, our products and collections would fall in one of the various categories shown below:

1.Whimsical. The whimsical line includes charms, crosses and other “add-on” pieces.

2.Fine. The proposed middle line will consist of fashion jewelry utilizing colored stones, diamonds and pearls applied to a variety of applications such as necklaces, pendants, earrings, bracelets and rings. The metals that we intend to use for the Middle line include platinum, 18K white & yellow gold.

3.Couture. The Couture line is our most luxurious line, and consists of one-of-a-kind pieces, new showcase products each year, and predominantly utilizes diamonds, platinum and other precious metals and stones of the highest grade and quality available.

4.Bridal. The Bridal line is our core business. We attempt to stay on the forefront of trends and designs in the bridal market with the latest in wedding sets, engagement rings and wedding bands for both men and women.

5.Fashion Jewelry. The Silver Fashion Collection was introduced in 2019 ranging in price from $50 to $1,200.

6.Bergio Handbags. The Bergio Handbag Collection was introduced in 2019, manufactured in Italy with top quality Italian leather ranging in price from $450 to $875, which are very competitive entry prices.

Each year, we attempt to expand and/or enhance these lines, while constantly seeking to identify trends that we believe exist in the market for new styles or types of merchandise. Design and innovation are the primary focus of our manufacturing and we are less concerned with the supply and capacity of raw materials. Mr. Abajian with his contacts, which are located mostly overseas, regularly meets to discuss, conceptualize and develop Bergio’s various products and collections. When necessary, additional suppliers and design teams can be brought in as needed. Management intends to maintain a diverse line of jewelry to mitigate concentration of sales and continuously expand our market reach.

Competition and Market Overview

The jewelry design and manufacture industry is extremely competitive and has low barriers to entry. We compete with other jewelry designers and manufacturers of upscale jewelry as well as retail jewelry stores. There are over 1,500 jewelry design and manufacture companies worldwide, several of which have greater experience, brand name recognition and financial resources than Bergio, but our vision to create a one Branded stores offering variety of products gives us an advantage over other designers

Our management believes that the jewelry industry competes in the global marketplace and therefore must be adaptable to remain competitive. Consumer spending for discretionary goods such as jewelry is sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy. Consumer discretionary spending generally declines during times of falling consumer confidence, which may affect the retail sale of our products. U.S. consumer confidence reflected these slowing conditions throughout the last few years.

We believe that a stronger economy, more spending by young professionals with an overall trend toward luxury products will lead to future growth. Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of our products as well as being able to consolidate and increase cost efficiency when possible through acquisitions.

Marketing and Distribution

It is our intention to establish Bergio as a holding company for the purpose of establishing retails stores worldwide. Our branded product lines are products and/or collections designed by our designer and CEO Berge Abajian and will be the centerpiece of our retail stores. We also intend to complement our own quality-designed jewelry with other products and our own specially-designed handbags manufactured in Florence Italy also this year we introduced our silver Fashion Line which completed the Brand. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

It is our intention to open elegant stores in “high-end” areas and provide excellent service in our stores which will be staffed with knowledgeable professionals and opening on line shopping gives us an extreme reach into different markets and support our retail operations.

We also intend to sell our products on a wholesale basis to limited customers.

We have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995. Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones. We have manufacturing control over our line of products.

Customers

During the year ended December 31, 2020, the Company had four customers, each over 5% of sales, which accounted for 32% of total sales. No other single customer accounted for over 5% or more of our annual sales.  During the year ended December 31, 2019, the Company had one customer that accounted for 6% of total sales. No other single customer accounted for over 5% or more of our annual sales.

As of December 31, 2020 accounts receivable, net amounted to only $85,711 and two customers represented 84% of this balance. As of December 31, 2019 accounts receivable, net amounted to only $39,354 and three customers represented 91% of this balance.

Sources and Availability of Raw Materials and Principal Suppliers

Most of the inventory and raw materials we purchase occurs through our manufacturers located in Europe. The inventory that we directly maintain is based on recent sales and revenues of our products but ultimately is at the discretion of Mr. Abajian, and his experience in the industry. Our inventories are commodities that can be incorporated into future products or can be sold on the open market. Additionally, we perform physical inventory inspections on a quarterly basis to assess upcoming styling needs and consider the current pricing in metals and stones needed for our products.

We acquire all raw gemstones, precious metals and other raw materials used for manufacturing our products on the open market. We are not constrained in our purchasing by any contracts with any suppliers and acquire raw material based upon, among other things, availability and price on the open wholesale market.

Product for U.S. consumption is now produced in the U.S, and our contracted manufacturer in Italy. Our manufacturing supplier in Italy, who procures the raw materials in accordance with the specifications and designs submitted by Bergio. However, the general supply of precious metals and stones used by us can be reasonably forecast even though the prices will fluctuate. Any price differentials in the precious metals and stones will typically be passed on to the customer.

For the raw materials not procured by contracted manufacturers, we have approximately five suppliers that compete for our business, with our largest gold suppliers being ASD Casting Inc. Most of our precious stones are purchased from various diamond dealers. We do not have any formal agreements with any of our suppliers but have established an ongoing relationship with each of our suppliers.

Intellectual Property

Bergio is a federally registered trademarked name that we own, serial number 85276066, registered since October 25, 2011. Since the trademark of “Bergio” was registered, all advertising, marketing, trade shows and overall presentation of our product to the public has prominently displayed this trademark. As additional lines are designed and added to our products, we may trademark new names to distinguish particular products and jewelry lines.

Research and Development

There were no expenses incurred for research and development in 2020 and 2019.

Employees

As of March 31, 2021, we had one full-time employee. The reduction is due to store closures as a result of the pandemic. Our current employees are sales and marketing personnel. No personnel are covered by a collective bargaining agreement. We use the services of independent consultants and contractors from time to time when needed.

Environmental Regulation and Compliance

The United States environmental laws do not materially impact our manufacturing as we are using state of the art equipment that complies with all relevant environmental laws.

Approximately 5% of the Company’s manufacturing is contracted to quality suppliers in the vicinity of Valenza, Italy, with the remaining 95% of setting and finishing work being conducted in our Fairfield, New Jersey facility. The setting and finishing work done in our New Jersey facility involves the use of precision lasers, rather than using old soldering procedures which uses gas and oxygen to assemble different elements. Soap and water is used as a standard to clean the jewelry. Also, a standard polishing compound is used for the finishing work but it does not have a material impact on our cost and effect of compliance with environmental laws.

Government Regulation

Currently, we are subject to all of the government regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety, labor relations, and disadvantaged businesses. In addition, our operations are affected by federal and state laws relating to marketing practices in the retail jewelry industry. We are subject to the jurisdiction of federal, various state and other taxing authorities. From time to time, these taxing authorities review or audit our business.

Where You Can Find More Information

Our website address is www.bergio.com. We are currently traded on the OTC Pink market under the symbol BRGO.

Unresolved Staff Comments

None.

Properties

Currently, we lease 1730 square feet in Fairfield, NJ for our offices. The lease expired in August 31, 2010, and is being renewed on a month-to-month basis.

We also lease a 1,000 square foot retail store in Closter, NJ. The initial term of the lease is for five years commencing May 1, 2014. The Company has the option extend its lease for five additional years upon giving 90 days’ notice. The five-year option is available up to 20 years. Rent payments are $1,200 a month for the first two years, $1,275 for the third and fourth year, and $1,350 for the fifth year. If the Company renews its option for the second five years, the rent will begin at $1,415 and escalate to $1,665 in the fifth year. If the option is exercised for the third five-year term, rent will begin at $1,800 per month and escalate to $2,280 in the fifth year. The rent for the last five years, if the Company exercises its option, will be at the fair market value. The Company is also responsible for its proportionate share of common charges.

In June 2018, the Company entered into lease agreement Ocean Resort Casino at 500 Boardwalk in Atlantic City, NJ for approximately 1,000 square feet of retail space to open a retail store. The initial term is for five (5) years beginning November 18, 2018. Subject to certain conditions, the lease is renewable for two additional 5-year periods. Percentage rent payments will be based on 10% of gross sales at this location and will be paid monthly. The Company is also responsible for additional rent or common area charges (“CAM”) of approximately $1,100 monthly.

Additionally, we anticipate opening additional retail stores as we continue to implement our business plan throughout the United States. At the current time, our expansion plans are in the preliminary stages with no formal negotiations being conducted. Most likely no expansions will take place until additional revenues can be achieved or additional capital can be raised to help offset the costs associated with any expansion.

THE OFFERING

Issuer:	Bergio International, Inc.

Common stock offered by us:	500,000,000 shares at $0.01 per share

Common stock outstanding before the offering:	170,286,557 shares

Common stock to be outstanding after the offering:	670,286,557 shares.

Use of proceeds:

We expect to receive net proceeds from this offering of approximately $0.01 per share assuming all the shares offered hereby are sold and after deducting estimated offering expenses payable by us.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

Risk factors:

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

Risk Factors

Risks Related To Our Business and Industry

WE HAVE HAD LIMITED OPERATIONS, HAVE INCURRED LOSSES SINCE INCEPTION, HAVE LIMITED CASH TO SUSTAIN OUR OPERATIONS, AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN AND RECEIVED A GOING CONCERN OPINION IN PRIOR PERIODS.

The Company has suffered recurring losses. As of December 31, 2019, the Company had limited cash on hand and $712,298 in convertible debentures due on December 31, 2019. At December 31, 2019, the Company also had a stockholders’ deficit of $612,716. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

Management plans to achieve profitability by increasing its business through opening additional retail stores. There can be no assurance that the Company can raise the required capital to support operations or increase sales to achieve profitable operations. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

A DECLINE IN DISCRETIONARY CONSUMER SPENDING MAY ADVERSELY AFFECT OUR INDUSTRY, OUR OPERATIONS, AND ULTIMATELY OUR PROFITABILITY.

Luxury products, such as fine jewelry, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the jewelry industry more significantly than other industries. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

THERE IS A RISK ASSOCIATED WITH COVID-19

The Company’s operations were and may continue to be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, and reduced corporate profits and capital spending, and adverse business conditions. Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

THE LOSS OF THE SERVICERS OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. BERGE ABAJIAN, COULD HARM OUR BUSINESS.

We believe our success will depend, to a significant extent, on the efforts and abilities of Berge Abajian, our Chief Executive Officer. If we lost Mr. Abajian, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we could find a satisfactory replacement for Mr. Abajian at all, or on terms that are not unduly expensive or burdensome.

OUR FUTURE SUCCESS DEPENDS UPON, IN LARGE PART, OUR CONTINUING ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent. These professionals are regularly recruited by other companies and may choose to change companies. Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

BECAUSE WE INTEND TO OPEN NEW RETAIL STORES AND SUCH ACTIVITY INVOLVES A NUMBER OF RISKS, OUR BUSINESS MAY SUFFER.

We may consider acquisitions of assets or other business.  Any acquisition or opening of another retail store involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

•The acquired assets or business may not achieve expected results;

•We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;

•We may not be able to retain key personnel of an acquired business;

•We may not be able to raise the required capital to expand;

•Our management’s attention may be diverted; or

•Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

BECAUSE THE JEWELRY INDUSTRY IN GENERAL IS AFFECTED BY FLUCTUATIONS IN THE PRICES OF PRECIOUS METALS AND PRECIOUS AND SEMI-PRECIOUS STONES, WE COULD EXPERIENCE INCREASED OPERATING COSTS THAT WILL AFFECT OUR BOTTOM LINE.

The availability and prices of gold, diamonds, and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation.

Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition. A significant change in prices of key commodities, including gold, could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increased significantly, even though we historically incorporate any increases in the purchase of raw materials to our consumers. Additionally, a significant disruption in our supply of gold or other commodities could decrease the production and shipping levels of our products, which may materially increase our operating costs and ultimately affect our profit margins.

BECAUSE WE DEPEND ON OUR ABILITY TO IDENTIFY AND RESPOND TO FASHION TRENDS, IF WE MISJUDGE THESE TRENDS, OUR ABILITY TO MAINTAIN AND GAIN MARKET SHARE WILL BE AFFECTED.

The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands. Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends. If we misjudge fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

OUR ABILITY TO MAINTAIN OR INCREASE OUR REVENUES COULD BE HARMED IF WE ARE UNABLE TO STRENGTHEN AND MAINTAIN OUR BRAND IMAGE.

We have spent significant amounts of time and money in branding our Bergio and Bergio Bridal lines. We believe that primary factors in determining customer buying decisions, especially in the jewelry industry, are determined by price, confidence in the merchandise and quality associated with a brand. The ability to differentiate products from competitors of the Company has been a factor in attracting consumers. However, if the Company’s ability to promote its brand fails to garner brand recognition, its ability to generate revenues may suffer. If the Company fails to differentiate its products, its ability to sell its products wholesale will be adversely affected. These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

IF WE WERE TO EXPERIENCE SUBSTANTIAL DEFAULTS BY OUR CUSTOMERS ON ACCOUNTS RECEIVABLE, THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND RESULTS OF OPERATIONS.

If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected. An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations. A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

WE MAY NOT BE ABLE TO INCREASE SALES OR OTHERWISE SUCCESSFULLY OPERATE OUR BUSINESS, WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR FINANCIAL CONDITION.

We believe that the key to our success is to increase our revenues and available cash. We may not have the resources required to promote our business and its potential benefits. If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS COULD BE SEVERELY LIMITED.

A limiting factor on our growth is our limited capitalization, which could impact our ability to execute on our business plan. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants). There can be no assurance that acceptable financing necessary to further implement our business plan can be obtained on suitable terms, if at all. Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

WE MAY BE UNABLE TO MANAGE GROWTH, WHICH MAY IMPACT OUR POTENTIAL PROFITABILITY.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•Establish definitive business strategies, goals and objectives;

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Risks Related to Our Common Stock

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTC MARKETS (PINK SHEETS), WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the Pink Sheets, an over-the-counter electronic quotation system maintained by the OTC Markets.  The quotation of our shares on the Pink Sheets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE PINK SHEETS, WHICH ENHANCES THE VOLATILE NATURE OF OUR EQUITY.

When fewer shares of a security are being traded on the Pink Sheets, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood that orders for shares of our common stock will be executed, and current prices may differ significantly from the price that was quoted at the time of entry of the order.

OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK,” AND IS SUBJECT TO ADDITIONAL SALE AND TRADING REGULATIONS THAT MAY MAKE IT MORE DIFFICULT TO SELL.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR CURRENT CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, MR. BERGE ABAJIAN HAS SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

Berge Abajian, our chief executive officer and sole director has sufficient voting power to control the vote on substantially all corporate matters. Accordingly, Mr. Abajian will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business. As a result of his ownership and position in the Company, Mr. Abajian is able to influence all matters requiring shareholder action, including significant corporate transactions.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE U.S. SECURITIES & EXCHANGE COMMISSION’S PENNY STOCK REGULATIONS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The U.S. Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the U.S. Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

WE CURRENTLY HAVE A LIMITED ACCOUNTING STAFF, AND IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS TIMELY AND ACCURATELY OR PREVENT FRAUD, WHICH WOULD LIKELY HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON UNITS.

We are subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Effective internal controls are necessary for us to provide reliable and timely financial reports, prevent fraud and to operate successfully as a publicly traded partnership.

We prepare our consolidated financial statements in accordance with accounting and principles generally accepted in the United States, but our internal accounting controls may not meet all standards applicable to companies with publicly traded securities.  Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future or to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as Section 404. For example, Section 404 requires us, among other things, to annually review and report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal controls over financial reporting.  Based on management’s evaluation, as of December 31, 2019, our management concluded that we had several material weaknesses related to our internal controls over financial reporting (See Item 9A).

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

WE INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

We file annual, quarterly and current reports with the SEC. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. We expect to spend between $50,000 and $100,000 in legal and accounting expenses annually to comply with our SEC reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Where You Can Find Us

Our principal executive offices are located at:

Bergio International, Inc.

12 Daniel Road E, Fairfield, NJ 07007

Our telephone number at this address is: (973) 227-3230

Our website address is http://www.bergio.com

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology.

These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

•the success of our existing and new technologies;

•our ability to successfully develop and expand our operations;

•changes in economic conditions, including continuing effects from the recent recession;

•damage to our reputation or lack of acceptance of our brands;

•economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;

•increases in our labor costs, including as a result of changes in government regulation;

•labor shortages or increased labor costs;

•increasing competition in the industry in general;

•changes in attitudes or negative publicity regarding drug safety and health concerns;

•the success of our marketing programs;

•potential fluctuations in our quarterly operating results due to new products and other factors;

•the effect on existing products of focusing on other products in the same markets;

•of our management team;

•strain on our infrastructure and resources caused by our growth;

•the impact of federal, state or local government regulations relating to the industry;

•the impact of litigation;

•statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;

•statements regarding the anticipated timing and impact of our pending acquisitions;

•statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and

•statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•changes in the pace of legislation;

•other regulatory developments that could limit the market for our products;

•our ability to successfully integrate acquired entities;

•competitive developments, including the possibility of new entrants into our primary markets;

•the loss of key personnel; and

•other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 25%, 50% and 100% of the shares offered hereby. For purposes of this table, we used $0.01, the per-share offering price.

	25%	50%	100%
Gross offering proceeds	$1,250,000	$2,500,000	$5,000,000
Estimated expenses of the offering	35,000	35,000	35,000
Net proceeds from the offering	$1,215,000	$2,465,000	$4,965,000

We intend to use the net proceeds as follows:

•Expansion of retail operations, advertising, expansion of online presence, additional marketing support, working capital and general corporate purposes.

•General and administrative expenses pertain to operating expenses rather than to expenses that can be directly related to the production of any goods or services, utilities, insurance and managerial salaries which may come at a later date.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, the status of and results from clinical trials, as well as any collaboration that we may enter into with third parties, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

Our management will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

DETERMINATION OF THE OFFERING PRICE

We currently expect the offering price to be $0.01 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

As noted above you should not consider the offering price as an indication of value of Bergio International, Inc. or our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock currently does not trade at all and is not quoted on any market. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors-We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders” and “We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Bergio International, Inc. and could depress our stock price.”

DILUTION TABLE

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception.

Assuming completion of the offering, there will be up to 670,286,557 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ deficit of $171,048 as of December 31, 2020.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.01	$0.01	$0.01	$0.01
Shares after offering	670,286,557	545,286,557	420,286,557	295,286,557
Amount of net new funding	5,000,000	3,750,000	2,500,000	1,250,000
Proceeds, net of est. offering costs	4,965,000	3,715,000	2,465,000	1,215,000
Book value before offering (per share)	(0.0036)	(0.0036)	(0.0036)	(0.0036)
Book value after offering (per share)	0.0065	0.0057	(0.0044)	(0.0020)
Increase per share	0.0101	0.0093	0.0080	0.0056
Dilution to investors	$(0.0004)	$(0.0002)	$(0.0011)	$(0.0029)
Dilution as percentage of outstanding shares	-6%	3%	16%	41%

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted on the OTC Pink under the trading symbol “BRGO”.

The following table sets forth the quarterly high and low sales price per share of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

CALENDAR QUARTER ENDED	HIGH	LOW
December 31, 2020	$0.017	$0.004
September 30, 2020	0.050	0.004
June 30, 2020	0.20	0.033
March 31, 2020	0.19	0.03
December 31, 2019	0.20	0.03
September 30, 2019	1.00	0.12
June 30, 2019	1.00	1.00
March 31, 2019	$1.00	$1.00

CALENDAR QUARTER ENDED	HIGH	LOW
December 31, 2018	$1.00	$1.00
September 30, 2018	1.00	1.00
June 30, 2018	1.00	1.00
March 31, 2018	$1.00	$1.00

Holders

As of March 31, 2021, there were 170,286,557 shares of common stock outstanding, which were held by approximately 39 record holders.

As of the date of this S-1, we have no present commitments to issue shares of our capital stock to any 5% holder, director or nominee, other than pursuant to the Notes and Warrants we entered into effective February 11, 2021 in connection with the Aphrodite’s Acquisition, as more fully set forth elsewhere in this Form S-1.

Dividends

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

This S-1 contains forward-looking statements regarding our business, financial condition, results of operations and prospects. The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This quarterly report on Form 10-Q and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are set forth in the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on May 15, 2020.

We caution that these factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The following discussion should be read in conjunction with our condensed consolidated financial statements and the related notes that appear elsewhere in this S-1.

Plan of Operation

The Bergio brand is our most important asset. The Bergio brand is associated with high-quality, handcrafted and individually designed pieces with European sensibility, Italian craftsmanship and a bold flair for the unexpected. Bergio, is one of the most coveted brands of fine jewelry. Established in 1995, Bergio’s signature innovative design, coupled with extraordinary diamonds and precious stones, earned the company recognition as a highly sought-after purveyor of rare and exquisite treasures from around the globe.

When designer and PEO, Berge Abajian, creates a collection, he looks well beyond the drawing board. Berge focuses on the woman who will ultimately wear his pieces, bringing to creation a magnificent piece of jewelry that reflects the beauty and vitality a woman possesses. Bergio creations are a seamless blend of classic elegance and subtle flair, adding to a woman’s charm while never overpowering her.

It is our intention to establish Bergio as a holding company for the purpose of establishing retails stores worldwide. Our branded product lines are products and/or collections designed by our designer and CEO Berge Abajian and will be the centerpiece of our retail stores. We also intend to complement our own quality-designed jewelry with other products and our own specially-designed handbags. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

It is our intention to open elegant stores in “high-end” areas and provide excellent service in our stores which will be staffed with knowledgeable professionals.

We also intend to sell our products on a wholesale basis to limited customers.

We have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995.

In 2019 we introduced The Silver Fashion Collection ranging in price from $50 to $1,200. The Company also introduced the Bergio Handbag Collection, manufactured in Italy with top quality Italian leather ranging in price from $450 to $875, which are very competitive entry prices.

Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones. We currently design and produce approximately 100 to 150 product styles. Current retail prices for our products range from $400 to $200,000. We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities located in Italy.

On March 5, 2014, the Company formed a wholly-owned subsidiary called Crown Luxe, Inc. in the State of Delaware (“Crown Luxe”). Crown Lux was established to operate the Company’s first retail store, which was opened in Bergen County, New Jersey in the fourth quarter of 2014.

During the fall of 2018, we opened our second retail store at the new Ocean Resort Casino in Atlantic City, New Jersey. We are also contemplating the opening of new stores in the future.

On December 9, 2020, as reflected in our Current Report on Form 8-K filed with the SEC on that date, our CEO Berge Abajian cancelled and returned to treasury 17,000,000 shares of the Company’s Common Stock.

On February 10, 2021, Bergio International, Inc. entered into an Acquisition Agreement with Digital Age Business, Inc., a Florida corporation, (“Digital Age”), pursuant to which the shareholders of Digital Age  agreed to sell all of the assets and liabilities of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of the Company, which collectively, shall be convertible at Shareholders’ option, at any time, in whole or in part, into that number of shares of common stock of the Company which shall equal thirty percent (30%) of the total issued and outstanding common stock of the Company (as determined at the earlier of (i) the date of conversion of the Series B Preferred Stock; and (ii)

eighteen (18) months following the Closing). In addition, the Company will provide an additional $5,000,000 in financing for Aphrodite’s Marketing, Inc.

On February 11, 2021, the Company, Digital Age, Acquisition Sub, and the Selling Shareholders entered into the First Amendment to the February 10, 2021 Acquisition Agreement (the “Amendment”) for the purpose of allocating the Series B Preferred Stock to the Selling Shareholders without fractional shares, which resulted in changing the Certificate of Designation for the Series B Preferred Stock to reflect a total of 4,900 authorized shares of Series B Preferred Stock, and for the purpose of reflecting a total of 3,000 shares of Series B Preferred Stock to be issued to the Selling Shareholders upon Closing, (and the opportunity for the Selling Shareholders to earn up to an additional 1,900 shares of Series B Preferred Stock upon reaching certain gross revenue benchmarks); and the new Certificate of Designation for the Series B Preferred Stock of BRGO was attached to the Amendment as “Schedule Amendment-C”, and shows in Section 1 thereof the increase in authorized shares from 49 to 4,900, and in Section 5 thereof, the conversion language changed accordingly so that the holders thereof shall have, in the aggregate, the same conversion rights as previously stated in the Acquisition Agreement. Other than as expressly set forth in the Amendment, all other terms and conditions of the Acquisition Agreement were unchanged, and remain in full force and effect.

The Closing of the Acquisition is subject to the entry of Acquisition Sub into the Employment Agreements with Jonathan Foltz and other key employees, the Company’s raising certain financing for the benefit of the Acquisition Sub, as referenced in Section 2.2.1 of the Acquisition Agreement, and to increasing the Company’s authorized shares of Common Stock, the creation and issuance of the Company’s Series B and Series C Preferred Stock, and the transfer of 49,000 shares of the Acquisition Sub’s Common Stock from BRGO to the Selling Shareholders, all of which is described in more detail in a Schedule 14 which the Company filed with the SEC on February 24, 2021.

The funding for the Acquisition Agreement will be a combination of proceeds from the issuance of common stock from our S-1 Registration Statement and from the Securities Purchase Agreement, 10% Secured Subordinated Convertible Promissory Note detailed in the Company’s Current Report filed with the SEC on February 24, 2021.

Aphrodite’s is expected to increase our online presence and provide for expansion of the Bergio Brand. Aphrodite’s is a one-stop shop for jewelry, gifts, and surprises for any occasion. The online store provides for a unique gifting experience in the ecommerce space. With their technological experience in ecommerce, we expect to grow the Bergio Brand, and in conjunction with Bergio’s design expertise and years of experience in the jewelry industry, we believe we can successfully grow the business. We are now amassing one of the best teams and technology in this space.

The Company has instituted various cost saving measures to conserve cash and has worked with its debtors in an attempt to negotiate the debt terms. The Company has been also investigating various strategies to increase sales and expand its business. The Company is in negotiations with some potential partners, but, at this time, there is nothing concrete, but the Company remains positive about its prospects. However, there is no assurance that the Company will be successful in its endeavors or that it will be able to increase its business.

Our future operations are contingent upon increasing revenues and raising capital for on-going operations and expansion of our product lines. Because we have a limited operating history, you may have difficulty evaluating our business and future prospects.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment.

Overview

The past few years have been difficult for the Company as we have worked hard at finding ways to take advantage of the Bergio brand. The current Pandemic has caused our business some additional difficulties as we have been forced to temporarily close our two retails stores. However, we continue to work our wholesale operations and also promote and sell our products by establishing an online presence.

We continue to believe that our plan to establish a chain of retail stores in strategic markets will be step in the right direction.

The Company continues to position itself for the future to take advantage of the Bergio brand and establish a chain of retail stores worldwide. Our branded product lines are products and/or collections designed by our designer and CEO Berge Abajian and will be the centerpiece of our retail stores. We also intend to complement our own quality-designed jewelry with other products and our own specially-designed handbags. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products. It is our intention to open elegant stores in “high-end” areas and provide excellent service in our stores which will be staffed with knowledgeable professionals. We continue to be excited about our store in Atlantic City, NJ. Our initial store in northern New Jersey has not done as well as we had hoped and the wholesale market has also not been favorable as we spend our limited resources in building our high-end retail operations. The Company has leveraged itself such that as sales increase a larger portion of dollars will flow to the bottom line.

Results of Operations

Results of Operations - For the Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

Overview

Sales were stable for the year ended December 31, 2020 as compared to the prior year despite the impact of the current pandemic. Our retail operations have severely impacted by the pandemic. We continue to evaluate our initiatives. We have held special events and expanded our marketing efforts within the confines of our available resources. We are expanding our online presence and have been experiencing some positive results. As discussed in our Plan of Operation above we acquired 51% ownership of Aphrodite’s Marketing (Aphrodite’s”). Aphrodite’s is expected to increase our online presence and provide for expansion of the Bergio Brand. Aphrodite’s is a one-stop shop for jewelry, gifts, and surprises for any occasion.  The Company continues to position itself for the future to take advantage of the Bergio brand and establish a chain of retail stores worldwide. Our branded product lines are products and/or collections designed by our designer and CEO Berge Abajian and will be the centerpiece of our retail stores. We also intend to complement our own quality-designed jewelry with other products and our own specially-designed handbags. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products. It is our intention to open elegant stores in “high-end” areas and provide excellent service in our stores which will be staffed with knowledgeable professionals. We continue to be excited about our store in Atlantic City, NJ. Our initial store in northern New Jersey has not done as well as we had hoped and the wholesale market has also not been favorable as we spend our limited resources in building our high-end retail operations. The Company has leveraged itself such that as sales increase a larger portion of dollars will flow to the bottom line.

The Company continues to pursue additional financing opportunities and have initiate measures to strengthen our financial position. As a result, we have accomplished the following:

•We have negotiated some of our convertible debt.

•Pursuant to a Settlement Agreement, Livingston Asset Management acquired $362,285 (the “Claim Amount”) of Company liabilities from certain creditors. In satisfaction of the Claim Amount, the Company agreed to issue shares of the Company’s common stock in one or more tranches to Livingston in the manner contemplated in the Settlement Agreement and Stipulation Agreement. The effect of this will be to convert debt to equity.

•Filed a S-1 registration statement with the SEC. The Company has received limited proceeds from this offering.

•Raised additional funding from loans.

These events have allowed us to reduce our debt and provide limited funding for operations. We continue to pursue other opportunities. Moreover, there is no assurance that sufficient funding will be available, or if available, that its terms will be favorable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We continue to believe that our plan to establish a chain of retail stores in strategic markets will be step in the right direction.

Sales

Net sales for year ended December 31, 2020 decreased $16,175 (2.7%) to $584,806, as compared to $600,981 for the year ended December 31, 2019. This decrease is mostly attributed impact on the economy and consumer spending because of the pandemic. The Company was forced to close its retail stores for a period of time. The Company now has two retail stores, which have opened in the third quarter, but the stores still feel the impact of reduced consumer spending. We were able to minimize the impact of the effect on our retail stores by our efforts on our wholesale operations, expanding our online presence, but it is too early to assess the real impact.

Gross Profit

Gross profit for the year ended December 31, 2020 decreased $38,758 (10.2%) to $341,118 as compared to $379,876 for the year ended December 31, 2019. This decrease in gross profit is primarily due to the change in sales mix as our retail sales have declined which yields a higher gross profit than our wholesale business. Gross profit as a percentage of sales was 58.3% for the year ended December 31, 2020 as compared to 63.2% for the year ended December 31, 2019.

Selling, General and Administrative Expenses

Total selling, general and administrative expenses increased $78,900 (15.0%) to $604,852 for the year ended December 31, 2020 as compared to $525,952 for the year ended December 31, 2019. This increase is attributed to higher consulting expenses, partially offset by lower rent, travel, depreciation and commission expenses. The Company incurred $148,000 of consulting expense to provide brand awareness for the Company’s new line of fashion accessories and to develop strategies for global expansion.  These services were paid for with the Company’s common stock and did not involve any cash.

Loss from Operations

As a result of the above, the Company had a loss from operations in the amount of $263,734 for the year ended December 31, 2020 as compared to $146,076 for the year ended December 31, 2019.

Other Expense

For the year ended December 31, 2020, the Company had other income of $115,684 as compared to other expense of $2,888,967 for the year ended December 31, 2019. This increase is mostly attributed to the gain on the extinguishment of debt in the amount  of $32,676 for the year ended December 31, 2020 as compared  to a loss on the extinguishment of debt for the year ended December 31, 2019 in the amount of $2,290,000.

Net Loss

As a result of the above, the Company had a net loss of $148,050 or the year ended December 31, 2020 as compared to $3,035,043 for the year ended December 31, 2019.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2020, compared to December 31, 2019.

	December 31, 2020	December 31, 2019	Increase/ (Decrease)
Current Assets	$1,321,632	$1,292,464	$29,168
Current Liabilities	1,106,318	1,549,570	443,242
Working Capital	$215,314	$(257,106)	$472,4720

Our working capital was $215,314 at December 31, 2020 as compared to negative working capital of $257,106 at December 31, 2019. This increase is primarily attributed to lower accounts payable and accrued liabilities, convertible debt and advances from stockholder offset partially by an increase in loans payable.

During the year ended December 31, 2020, the Company had a net increase in cash of $47,291. The Company’s principal sources and uses of funds were as follows:

Cash used in operating activities. For the year ended December 31, 2020, the Company used $180,102 in cash for operations as compared to $84,954 in cash for the year ended December 31, 2019. This increase in cash used in operations is mostly attributed to decrease in accounts payable and accrued liabilities offset partially by the increase in deferred compensation.

Cash used in investing activities. For the year ended December 31, 2020, the Company used $-0- in investing activities as compared to using $7,572 for the year ended December 31, 2019 as result of the decrease in the acquisition of capital assets.

Cash provided financing activities. For the year ended December 31, 2020 the Company provided $227,393 in financing activities as compared to $115,316 in cash for financing activities for the year ended December 31, 2019. This increase is primarily the result of an increase in proceeds from convertible debt, loans payable partially and proceeds from the sale of stock offset by higher payments of loans payable and advances from stockholder.

Our indebtedness is comprised of various convertible debt and advances from a stockholder/officer intended to provide capital for the ongoing manufacturing of our jewelry line, in advance of receipt of the payment from our retail distributors.

Convertible Debt

The Company enters into certain financing agreements for convertible debt. For the most part, the Company settles these obligations with the Company’s common stock. As of December 31, 2020, the Company had outstanding convertible debt in the amount of $232,870.

Loans Payable

The Company has loans payable of $312,300 at December 31, 2020.

Satisfaction of Our Cash Obligations for the Next 12 Months

A critical component of our operating plan impacting our continued existence is to increase sales and efficiently manage the production of our jewelry lines and successfully develop new lines through our Company or through possible acquisitions and/or mergers. Our ability to obtain capital through additional equity and/or debt financing, and joint venture partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the growth of our operations. This may materially impact our ability to increase revenue and continue our growth.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses, and at December 31, 2020, the Company had a stockholders’ deficit of $171,048. As of December 31, 2020, the Company had only $70,081 cash on hand and $545,170 in convertible debt and loans payable on December 31, 2020. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

In addition to obtaining new customers and increasing sales to existing customers, management plans to achieve profitability by also establishing Bergio as a holding company for the purpose of establishing retails stores worldwide. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

On February 10, 2021, Bergio International, Inc. entered into an Acquisition Agreement with Digital Age Business, Inc., a Florida corporation, (“Digital Age”), pursuant to which the shareholders of Digital Age  agreed to sell all of the assets and liabilities of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of the Company, which collectively, shall be convertible at Shareholders’ option, at any time, in whole or in part, into that number of shares of common stock of the Company which shall equal thirty percent (30%) of the total issued and outstanding common stock of the Company (as determined at the earlier of (i) the date of conversion of the Series B Preferred Stock; and (ii) eighteen (18) months following the Closing). In addition, the Company will provide an additional $5,000,000 in financing for Aphrodite’s Marketing, Inc.

On February 11, 2021, the Company, Digital Age, Acquisition Sub, and the Selling Shareholders entered into the First Amendment to the February 10, 2021 Acquisition Agreement (the “Amendment”) for the purpose of allocating the Series B Preferred Stock to the Selling Shareholders without fractional shares, which resulted in changing the Certificate of Designation for the Series B Preferred Stock to reflect a total of 4,900 authorized shares of Series B Preferred Stock, and for the purpose of reflecting a total of 3,000 shares of Series B Preferred Stock to be issued to the Selling Shareholders upon Closing, (and the opportunity for the Selling Shareholders to earn up to an additional 1,900 shares of Series B Preferred Stock upon reaching certain gross revenue benchmarks); and the new Certificate of Designation for the Series B Preferred Stock of BRGO was attached to the Amendment as “Schedule Amendment-C”, and shows in Section 1 thereof the increase in authorized shares from 49 to 4,900, and in Section 5 thereof, the conversion language changed accordingly so that the holders thereof shall have, in the aggregate, the same conversion rights as previously stated in the Acquisition Agreement.  Other than as expressly set forth in the Amendment, all other terms and conditions of the Acquisition Agreement were unchanged, and remain in full force and effect.

The Closing of the Acquisition is subject to the entry of Acquisition Sub into the Employment Agreements with Jonathan Foltz and other key employees, the Company’s raising certain financing for the benefit of the Acquisition Sub, as referenced in Section 2.2.1 of the Acquisition Agreement, and to increasing the Company’s authorized shares of Common Stock, the creation and issuance of the Company’s Series B and Series C Preferred Stock, and the transfer of 49,000 shares of the Acquisition Sub’s Common Stock from BRGO to the Selling Shareholders, all of which is described in more detail in a Schedule 14 which the Company filed with the SEC on February 24, 2021.

The funding for this acquisition will be a combination of proceeds from the issuance of common stock from our S-1 Registration Statement and debt.

Aphrodite’s is expected to increase our online presence and provide for expansion of the Bergio Brand. Aphrodite’s is a one-stop shop for jewelry, gifts, and surprises for any occasion. The online store provides for a unique gifting experience in the ecommerce space. With their technological experience in ecommerce, we expect to grow the Bergio Brand, and in conjunction with Bergio’s design expertise and years of experience in the jewelry industry, we believe we can successfully grow the business. We are now amassing one of the best teams and technology in this space. However, there can be no assurance that this venture will be successful or that the Company can raise the required capital to fund this operation.

In addition to obtaining new customers and increasing sales to existing customers, management plans to achieve profitability by also establishing Bergio as a holding company for the purpose of establishing retails stores worldwide. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Research and Development

We are not anticipating significant research and development expenditures in the near future.

Expected Purchase or Sale of Plant and Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Critical Accounting Policies

The Company prepares its financial statements in accordance with GAAP. In preparing the financial statements and accounting for the underlying transactions and balances, the Company applies its accounting policies as disclosed in Note 2 of our Notes to Financial Statements.  The Company’s accounting policies that require a higher degree of judgment and complexity used in the preparation of financial statements include:

Revenue Recognition - the Company’s management recognizes revenue when realized or realizable and earned.  In connection with revenue, the Company established a sales return and allowance reserve for anticipated merchandise to be returned based on historical operations.  The Company’s sole revenue producing activity as a manufacturer and distributor of upscale jewelry is affected by movement in fashion trends and customer desire for new designs, varying economic conditions affecting consumer spending and changing product demand by retailers affecting their desired inventory levels. Realizing that this may, and in some periods has, resulted in a significant amount of sales returns, management revised the Company policy of accepting merchandise returns. Whereas under prior policy customers had up to 360 days to return merchandise and were allowed credits as offsets to their outstanding accounts receivable, under the current return policy merchandise, with limited exceptions, cannot be returned.

Accounts receivable - the Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current credit worthiness, as determined by review of their current credit information.  The Company continuously monitors credits and payments from its customers and maintains provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. While such credit losses have historically been within our expectation and the provision established, the Company cannot guarantee that it will continue to receive positive results. Management has provided an allowance for doubtful accounts of $-0- at December 31, 2020 and $-0- at December 31, 2019.

Fair Value of Financial Instruments - The Company follows guidance issued by the Financial Accounting Standards Board (“FASB”) on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis.  This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the FASB requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company discloses the estimated fair value for all financial instruments for which it is practicable to estimate fair value. As of December 31, 2020, the fair value of short-term financial instruments including accounts receivable, accounts payable and accrued expenses, approximates book value due to their short-term maturity.  The fair value of property and equipment is estimated to approximate its net book value.  The fair value of debt obligations, other than convertible debt obligations, approximates their face values due to their short-term maturities and/or the variable rates of interest associated with the underlying obligations.

Income taxes - deferred tax assets arise from a variety of sources, the most significant being: a) tax losses that can be carried forward to be utilized against profits in future years; b) expenses recognized in the books but disallowed in the tax return until the associated cash flow occurs; and c) valuation changes of assets which need to be tax effected for book purposes but are deductible only when the valuation change is realized.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when such differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefit which is not more likely than not to be realized. In assessing the need for a valuation allowance, future taxable income is estimated, considering the realization of tax loss carryforwards. Valuation allowances related to deferred tax assets can also be affected by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event it was determined that the Company would not be able to realize all or a portion of its deferred tax assets in the future, the Company would reduce such amounts through a charge to income in the period in which that determination is made. Conversely, if it were determined that it would be able to realize the deferred tax assets in the future in excess of the net carrying amounts, the Company would decrease the recorded valuation  allowance through an increase to income in the period in which that determination is made. In its evaluation of a valuation allowance, the Company takes into account existing contracts and backlog, and the probability that options under these contract awards will be exercised as well as sales of existing products. The Company prepares profit projections based on the revenue and expenses forecast to determine that such revenues will produce sufficient taxable income to realize the deferred tax assets.

Off Balance Sheet Arrangements

The Company is not party to any off-balance sheet arrangements that may affect its financial position or its results of operations.

Recently Adopted Authoritative Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes - simplifying the accounting for income taxes (Topic 740), which is meant to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendment also improves consistent application and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. We do not expect the adoption of this standard to have a significant impact on our financial position and results of operations.

No other recently issued accounting pronouncements had or are expected to have a material impact on the Company’s consolidated financial statements.

No other recently issued accounting pronouncements had or are expected to have a material impact on the Company’s condensed consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk.

We do not hold any derivative instruments and do not engage in any hedging activities.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

DEFAULTS UPON SENIOR SECURITIES

There has been no default in payment of principal, interest, sinking or purchase fund installment, or any other material default, with respect to any indebtedness of the Company.

MINE SAFETY DISCLOSURES

Not applicable.

DIRECTORS AND EXECUTIVE OFFICERS

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of March 31, 2021. All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board, and are elected or appointed to serve until the next meeting of the Board following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name (age)	Position	Year First Elected a Director
Berge Abajian (57)	Chief Executive Officer and Chairman	2007

Background of Directors and Officers

Berge Abajian became the Chief Executive Officer of Bergio International in October 2009. Prior to that, Mr. Abajian served as CEO of the Diamond Information Institute, the predecessor company to Bergio, from 1988 to October 2009. Mr. Abajian has a BS in Business Administration from Fairleigh Dickinson University and is well known and respected in the jewelry industry. Since 2005, Mr. Abajian has served as the President of the East Coast branch of the Armenian Jewelry Association and has also served as a Board Member on MJSA (Manufacturing Jewelers and Suppliers of America), New York Jewelry Association, and the 2001-2002 Luxury Show.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, except to the extent governed by an employment agreement.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

Our Board did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by written consent, which in each case was executed by the Board.

Committees of the Board

We do not currently have a compensation committee, nominating committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nominating Committee

Our Board does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•the appropriate size of our board of directors;

•our needs with respect to the particular talents and experience of our directors;

•the knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•experience in political affairs;

•experience with accounting rules and practices; and

•the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2019, were timely

Code of Ethics

We do not currently have a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions.  Because we have only limited business operations and four officers and directors, we believe a code of ethics would have limited utility. We intend to adopt such a code of ethics as our business operations expand and we have more directors, officers and employees.

EXECUTIVE COMPENSATION.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The Board considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our Board will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate compensation.

Employment Agreements

Effective February 28, 2010, the Company entered into an employment agreement with its PEO. The agreement, which is for a five year term, provides for an initial base salary of $175,000 per year with a 3% annual increase thereafter (the “Base Salary”). The PEO is also entitled to certain bonuses based on net profits before taxes and other customary benefits, as defined in the agreement. In addition, since it is understood that the Company is employing the PEO during a time of economic decline throughout the U.S. and at times and from time to time, the Company may not be in a position to pay the full amount of Base Salary owed the PEO it is understood and agreed to by the Board, that as long as the Company is unable to pay the CEO the full amount of his Base Salary that the Board shall issue to him, from time to time, an amount of shares that will allow him to remain in possession of fifty-one percent (51%) of the Company’s then outstanding shares of common stock.  Such issuances shall be made to the PEO at any time when his total share holdings are reduced to an amount less than fifty-one percent (51%) as a result of issuance of shares of common stock made on behalf of the Company.

Effective February 28, 2010, the Company entered into an employment agreement with its PEO. The agreement, which is for a five year term, provides for an initial base salary of $175,000 per year with a 3% annual increase thereafter (the “Base Salary”). The PEO is also entitled to certain bonuses based on net profits before taxes and other customary benefits, as defined in the agreement. In addition, since it is understood that the Company is employing the PEO during a time of economic decline throughout the U.S. and at times and from time to time, the Company may not be in a position to pay the full amount of Base Salary owed the PEO it is understood and agreed to by the Board, that as long as the Company is unable to pay the CEO the full amount of his Base Salary that the Board shall issue to him, from time to time, an amount of shares that will allow him to remain in possession of fifty-one percent (51%) of the Company’s then outstanding shares of common stock.  Such issuances shall be made to the PEO at any time when his total share holdings are reduced to an amount less than fifty-one percent (51%) as a result of issuance of shares of common stock made on behalf of the Company.

Effective September 1, 2011, the Company and PEO entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) which primarily retains the term and compensation of the original agreement. The Amended Agreement, however, removes the section which previously provided for the issuance of Company common stock to the CEO, from time to time, when the Company is unable to pay the CEO the full amount of his Base Salary (as defined in the Amended Agreement) which would allow the CEO to maintain a fifty-one percent (51%) share of the Company’s outstanding common stock.  However, the CEO does have the right to request all or a portion of his unpaid Base Salary be paid with the Company’s restricted common stock. In addition, the Amended Agreement provides for the issuance of 51 shares of newly authorized Series A Preferred Stock to be issued to the CEO. As defined in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company. Effective November 3, 2011, the CEO notified the Company that for the one year period, retroactive from April 1, 2011, through December 31, 2012, he would reduce his Base Salary to $100,000. The reduction in base compensation was subsequently extended to December 31, 2013. The CEO is currently deferring his salary to conserve cash. Deferred wages due to the CEO amounted to $445,571 and $345,571 for the periods ended December 31, 2020 and December 31, 2019, respectively. This amount was reduced to $500,000 after the PEO converted $500,000 of deferred compensation into 17,000,000 shares of common stock of the Company. The CEO in December 2020 returned these shares to the Company.  As of December 31, 20 and 2019, $320,172 and $297,513, respectively, of these amounts were classified as a long-term liability.

Effective March 26, 2021, the number of authorized shares of Series A Preferred Stock was increased from 51 to 75 by filing Articles of Amendment in Wyoming.  Also on March 26, 2021, an additional 26 shares of Series A Preferred Stock were issued to Berge Abajian, our CEO, giving him a total of 75 shares of our Series A Preferred Stock, with the voting power equal to 75% of the issued and outstanding shares of our Common Stock, through which he maintains voting control over the Company.

Retirement Benefits

Currently, we do not provide any Company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

We have historically provided only modest perquisites to our named executive officers. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

Summary Compensation Table

The following table presents information regarding compensation of our principal executive officer, and the two most highly compensated executive officers other than the principal executive officer for services rendered during years ended 2020 and 2019, respectively.

Name and Principal Position	Fiscal Year	Salary ($)(1)(2)	Incentive ($)(3)	Option Awards ($)(4)	All Other Compensation $(5)	Total ($)
Berge Abajian	2020	$100,000	$-	$-	$19,795	$119,795
CEO & Chairman	2019	$50,000	$-	$-	$19,795	$69,795

1)The amounts shown in this column represent the dollar value of base salary earned by each named executive officer (“NEO”).

2)On January 1, 2019, the CEO amended his employment agreement with the Company for a term of one year expiring December 31, 2019. The agreement primarily retains the terms of the Amended Agreement, but lowers the compensation to $100,000 for the year. Effective July 1, 2019, the Principal Executive Officer agreed to stop deferral of his salary at least through December 31, 2019 as a result of the financial situation of the Company as a result of the Company’s financial condition. The CEO continues to defer salary until such time as the Company has improved its financial position.

3)No incentive compensation was made to the NEO’s in 2020 and 2019 and therefore no amounts are shown.

4)Amounts in this column represent the fair value required by ASC Topic 718 to be included in our financial statements for all options granted during that year.

5)Other compensation was made up of Mr. Abajian’s car expense and health insurance expenses.

Incentive Stock and Award Plan

On May 9, 2011, the Company’s Board approved, authorized and adopted the 2011 Incentive Stock and Award Plan (the “Plan”).  The Plan was amended on October 11, 2012.  Subject to adjustment for mergers, reorganizations, consolidation, recapitalization, stock dividend or other change in corporate structure, a total of 35,000,000 shares of common stock, par value $0.00001 per share is subject to the Plan. Under the Plan, the Company may grant non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees. Subject to a tax exception, if any Option or Restricted Stock expires or is canceled prior to its exercise or vesting in full, the shares of common stock issuable under the Option or Restricted Stock may be issuable pursuant to future Options or Restricted Stock under the Plan.

The Plan shall be administered by a committee consisting of one (1) director (the “Committee”).  In the absence of such a Committee, the Company’s Board shall administer the Plan.

Each Option shall contain the following material terms:

(i) the exercise price, which shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Company on the date the Option is granted, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value;

(ii) the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than ten (10) years after the date such Option is granted, andprovided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iii) subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal year of the Company through the five (5) year anniversary of the date on which the Option was granted;

(iv) no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(v) with respect to Incentive Stock Options, the aggregate Fair Market Value of Common Stock that may be issued for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i) no rights to an award of Restricted Stock is granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Committee;

(ii) Restricted Stock shall not be delivered until they are free of any restrictions specified by the Committee at the time of grant;

(iii) shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied; and

(iv) the Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.

Executive Compensation

Stock Option Grants

We have not granted any stock options to the executive officers or directors since the adoption of the Plan.

Director Compensation

We do not currently pay any cash fees or expenses to our sole director for serving on the Board.

Compensation Policy

The Company does not believe that its compensation policies are reasonably likely to increase corporate risk or have a material adverse effect on the Company.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 31, 2021, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each director and nominee, (iii) the executive officers, and (iv) all current directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of Class(2)

Named Directors and Officers
Berge Abajian, Chairman and CEO(3)	7	*%

All Officers and Directors as a Group (1 person)	7	*%

* Less than 0.1%.

(1)Unless otherwise indicated, the address of each beneficial owner listed above is c/o Bergio International, Inc., 12 Daniel Road East, Fairfield, NJ 07007.

(2)Based on a total of 170,286,557 shares of common stock outstanding on March 31, 2021.

(3)Mr. Abajian owned 51 shares of the Company’s Series A Preferred Stock as of December 31, 2020. Effective March 26, 2021, he was issued 26 additional shares of the Company’s Series A Preferred Stock giving him a total of 75 shares of Series A Preferred Stock, with a vote equal to 75% of the issued and outstanding shares of our Common Stock.

Issuances under the Compensation Plan

The following table provides information as of December 31, 2020 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of options remaining available for future issuance under Equity Compensation Plans(1)
Equity Compensation Plans approved by shareholders	-	$ 0	176,750
Equity Compensation Plans not approved by shareholders	-	0	-
Total	-	$ 0	176,750

Note: Only restricted shares of common stock were issued pursuant to this plan.

(1)Adjusted for stock splits.

Changes in Control

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

Certain Relationships and Related Transactions, and Director Independence

The Company receives periodic advances from its principal executive officer based upon the Company’s cash flow needs. At December 31, 2020 and December 31, 2019, $211,141 and $383,717, respectively, was due to such officer, including accrued interest. On September 30, 2018, the Principal Executive Office signed an agreement with the Company extending payments in the amount of $1,000,000 due him until January 31, 2020 as a result of the financial situation of the Company. During the year ended December 31, 2019, the principal executive officer converted $500,000 of deferred compensation for common stock of the Company. As of December 31, 2020, deferred compensation of $320,172 and $179,828 of the advances, totaling $500,000, was classified as a long-term liability. Interest expense is accrued at an average annual market rate of interest which was 3.25% and 4.75% at December 31, 2020 and December 31, 2019, respectively. Interest expense due to such officer was $52,494 and $45,392 for the years ended December 31, 2020 and 2019, respectively. Accrued interest was $216,527 and $202,487 at December 31, 2020 and 2019, respectively. No terms for repayment have been established.

Director Independence

The common stock of the Company is currently quoted on the OTC Markets, a quotation system which currently does not have director independence requirements.  On an annual basis, each director and executive officer will be obligated to disclose any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest in accordance with Item 407(a) of Regulation S-K. Following completion of these disclosures, the Board will make an annual determination as to the independence of each director using the current standards for “independence” that satisfy the criteria for the NASDAQ.

At this time, the Company does not have any independent directors.

Principal Accountant Fees and Services

The following table presents the aggregate fees for professional audit services and other services rendered our independent registered public accountants, BF Borgers CPA PC for audits and reviews performed for the the years ended December 31, 2020 and 2019. Fees for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Audit Fees	$29,000	$29,000
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	29,000	29,000
Tax Fees	-	-
All Other Fees	-	-

Total	$29,000	$29,000

Audit Fees.  This category includes the audit of the Company’s consolidated financial statements, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. It also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an auditing engagement.

Audit Related Fees, tax and other fees.  No other fees under these categories were paid in 2020 and 2019.

PLAN OF DISTRIBUTION

Plan of Distribution for Bergio International, Inc.’s Public Offering of 500,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 180 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Wyoming law.

Effective March 26, 2021, by filing Articles of Amendment in Wyoming, our authorized shares of common stock was increased from 1,000,000,000 shares to 3,000,000,000 shares of common stock, $0.00001 par value per share, of which 170,286,557 shares are issued and outstanding as of March 31, 2021.

Common Stock

The Board of Directors is authorized to issue, without stockholder approval, any authorized but unissued shares of our common stock. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock. All shares of common stock outstanding are fully paid and non-assessable. Action Stock Transfer currently serves as transfer agent for the Common Stock.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

The Company’s Articles of Incorporation authorizes the issuance of 10,000,000 shares of Preferred Stock, which can be issued from time to time by the Company’s Board of Directors in one or more separate Series, with each Series thereof having different rights and privileges.

Effective September 1, 2011, the Company authorized and issued 51 shares of Series A Preferred Stock, par value $0.001 to its CEO. In April 2014, the Company changed its par value on its preferred stock from $0.001 to $0.00001. The Series A Preferred Stock pays no dividends and has no conversion rights. Each share of Series A Preferred Stock had voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company.

Effective March 26, 2021, the Company’s Series A Preferred Stock was amended by filing Articles of Amendment in Wyoming, which increased the authorized shares of Series A Preferred Stock from 51 to 75 and which provided that each share of Series A Preferred Stock has the voting power equal to 1% of the issued and outstanding shares of the Company’s Common Stock.  On March 26, 2021, Berge Abajian, our CEO, was issued an additional 26 shares of Series A Preferred Stock, increasing his total to 75 shares of Series A Preferred Stock, with majority voting power equal to 75% of the issued and outstanding shares of our Common Stock, such that Mr. Abajian will effectively maintain majority voting control over the Company.

Series B Preferred Stock

Effective March 26, 2021, the Company created a new Series B Preferred Stock by filing Articles of Amendment in Wyoming. There are 4,900 shares of Series B Preferred Stock authorized.  Each share of Series B Preferred Stock has a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”).

Holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall accrue, quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the Issuance Date, cumulative dividends on the Series B Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to two percent (2%) per annum on the Stated Value, payable in additional shares of Series B Preferred Stock.

So long as any shares of Series B Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series B Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company's shareholders for a vote, on an as-converted basis, either by written consent or by proxy. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series B Preferred Stock (including the reissuance of any shares of Series B Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

Each share of Series B Preferred Stock shall be convertible into 0.01% of the total issued and outstanding shares of the Company’s Common Stock, (such that all 4,900 authorized shares of Series B Preferred Stock, if issued and outstanding, would be convertible in the aggregate into 49% of the total issued and outstanding shares of the Company’s Common Stock) (as determined at the earlier of (i) the date of Conversion of the Series B Preferred Stock; and (ii) eighteen (18) months following February 8, 2021) (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series B Preferred Stock.

Upon the Closing of the Aphrodite’s Acquisition, the Company shall issue a total of 3,000 shares of our Series B Preferred Stock to the stockholders of Aphrodite’s. The Aphrodite’s stockholders may earn up to an additional 1,900 shares of our Series B Preferred Stock by meeting certain benchmarks set forth in the Acquisition Agreement. As of the date of this S-1, all of the conditions precedent to Closing the Aphrodite’s Acquisition have not yet been met, and these 3,000 shares of Series B Preferred Stock have not yet been issued.

Series C Preferred Stock

Effective March 26, 2021, the Company created a new Series C Preferred Stock by filing Articles of Amendment in Wyoming. There are 5 shares Series C Preferred Stock authorized.  Each share of Series C Preferred Stock has a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”).

Holders of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall accrue, quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the Issuance Date, cumulative dividends on the Series C Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to two percent (2%) per annum on the Stated Value, payable in additional shares of Series C Preferred Stock. The party that holds the Series C Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series C Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

So long as any shares of Series C Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of eighty percent (80%) of the shares of Series C Preferred Stock then outstanding (the “Requisite Holders), redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company's shareholders for a vote, on an as-converted basis, either by written consent or by proxy. So long as any shares of Series C Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series C Preferred Stock, (d) increase the authorized or designated number of shares of Series C Preferred Stock, (e) apart from shares issued as a dividend pursuant to Section 2 (a), issue any additional shares of Series C Preferred Stock (including the reissuance of any shares of Series C Preferred Stock converted for Common Stock) or (f) enter into any agreement with respect to the foregoing.

Each share of Series C Preferred Stock shall be convertible into 1% of the total issued and outstanding shares of the Company’s Common Stock (as determined at the earlier of (i) the date of Conversion of the Series C Preferred Stock; and (ii) eighteen (18) months following February 8, 2021) (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock, except that such conversion will automatically be adjusted so that the Holder’s total beneficial ownership does not exceed greater than 9.99% of the issued and outstanding shares of the Company’s Common Stock.

Upon the Closing of the Aphrodite’s Acquisition, the Company shall issue all 5 shares of our Series C Preferred Stock in accordance with the terms of the financing provisions contained in the Acquisition Agreement. As of the date of this S-1, all of the conditions precedent to Closing of the Aphrodite’s Acquisition have not yet been met, and these 5 shares of Series C Preferred Stock have not yet been issued.

EXPERTS

The audited consolidated financial statements of, Bergio International, Inc. for the year ended December 31, 2020 and December 31, 2019 and included in this registration statement have been so included in reliance upon the report of BF Borgers CPA PC, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Matheau J. W. Stout, Esq. of Stout Law Group, P.A., of Baltimore, Maryland, will issue to Bergio International, Inc. its opinion regarding the legality of the common stock being offered hereby. Stout Law Group, P.A. has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.thedispensingsolution.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bergio International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bergio International, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

March 17, 2021

BERGIO INTERNATIONAL, INC.

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS:
Current assets:
Cash	$70,081	$22,790
Accounts receivable, net of allowance for doubtful accounts of $-0- at December 31, 2020 and $-0- at December 31, 2019	100,255	85,711
Inventories	1,143,037	1,165,311
Prepaid expenses	6,668	-
Deferred financing costs	1,591	18,652
Total current assets	1,321,632	1,292,464

Operating lease right-of-use assets	53,955	65,835
Property and equipment, net	94,144	126,682
Investment in unconsolidated affiliate	5,828	5,828

Total assets	$1,475,559	$1,490,809

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current Liabilities:
Accounts payable and accrued liabilities	$189,341	$349,566
Loans payable	312,300	30,000
Convertible debt	232,870	532,616
Operating lease liabilities - current	13,665	11,880
Advances from Principal Executive Officer and accrued interest	31,313	181,230
Deferred compensation - PEO - current	125,399	48,058
Derivative liability	201,430	396,220
Total current liabilities	1,106,318	1,549,570

Long-term Liabilities:
Deferred compensation - PEO- long-term portion	320,172	297,513
Operating lease liabilities - long-term	40,289	53,955
Advances from Principal Executive Officer and accrued interest	179,828	202,487
Total long-term liabilities	540,289	553,955

Total Liabilities	1,646,607	2,103,525

Commitments and contingencies

Stockholders' deficit
Series A preferred stock - $0.00001 par value, 51 Shares Authorized, 51 and 51 shares issued and outstanding	-	-
Common stock, $0.00001 par value; 1,000,000,000 shares authorized, 90,823,799 and 19,289,141 issued and outstanding, respectively	908	193
Treasury stock	103,700	-
Additional paid-in capital	11,532,849	11,047,546
Accumulated deficit	(11,808,505)	(11,660,455)
Total stockholders' deficit	(171,048)	(612,716)

Total liabilities and stockholders' deficit	$1,475,559	$1,490,809

The accompanying notes are an integral part of these consolidated financial statements.

BERGIO INTERNATIONAL, INC.

Consolidated Statements of Operations

	For the years ended December 31,
	2020	2019

Net sales	$584,806	$600,981

Cost of sales	243,688	221,105

Gross margin	341,118	379,876

Operating expenses:
Selling, general and administrative	604,852	525,952

Total operating expenses	604,852	525,952

Loss from operations	(263,734)	(146,076)

Other income (expense):
Interest expense	(100,056)	(120,725)
Amortization of debt discount	(205,448)	(32,814)
Amortization of deferred financing costs	(31,186)	(4,208)
Change in fair value of derivatives	474,775	319,633
Forgiveness of PPP loan	18,608	-
Forgiveness of convertible debt	50,000	-
Derivative expense	(127,285)	(660,853)
Gain (loss) on extinguishment of debt	36,276	(2,390,000)

Total other income (expense)	115,684	(2,888,967)

Loss before provision for income taxes	(148,050)	(3,035,043)

Provision for income taxes	-	-

Net loss	$(148,050)	$(3,035,043)

Basic loss per common share	$(0.00)	$(0.83)
Diluted loss per common share	$(0.00)	$(0.83)

Weighted average number of shares outstanding Basic and diluted	86,018,507	3,641,196

The accompanying notes are an integral part of the consolidated financial statements.

BERGIO INTERNATIONAL, INC.

Consolidated Statement of Changes in Stockholder’s Equity (Deficit)

As of December 31, 2020

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Deficit

Balance at January 1, 2019	51	$-	5,391,410,725	$53,912	$7,931,013	$-	$(8,625,412)	$(640,487)

Reverse split	-	-	(5,390,871,584)	(53,907)	53,907	-	-	-
Intrinsic value associated with convertible notes	-	-	-	-	157,496	-	-	157,496
Conversion of deferred compensation to common stock	-	-	17,000,000	170	2,889,830	-	-	2,890,000
Issuance of stock for debt conversion	-	-	1,750,000	18	15,300	-	-	15,318
Net loss	-	-	-	-	-	-	(3,035,043)	(3,035,043)

Balance at December 31, 2019	51	-	19,289,141	193	11,047,546	-	(11,660,455)	(612,716)

Intrinsic value associated with convertible notes	-	-	-	-	40,000	-	-	40,000
Stock issued for services	-	-	4,000,000	40	147,960	-	-	148,000
Proceeds from grants	-	-	-	-	8,000	-	-	8,000
Issuance of stock for cash	-	-	24,294,400	243	169,818	-	-	170,061
Retired to shares to treasury stock that were issued to the Company’s CEO	-	-	(17,000,000)	(170)	(103,530)	103,700	-	-
Issuance of stock for debt conversion	-	-	60,240,258	602	223,055		-	223,657
Net loss	-	-	-	-	-		(148,050)	(148,050)

Balance at December 31, 2020	51	$-	90,823,799	$908	$11,532,849	$-	$(11,808,505)	$(171,048)

The accompanying notes are an integral part of the consolidated financial statements.

BERGIO INTERNATIONAL, INC.

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(148,050)	$(3,035,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,538	53,947
Provision for bad debts	-	-
Issuance of stock for services	148,000	-
Change in fair value of derivatives	(474,775)	(319,633)
Derivative expense	127,285	660,853
Amortization of right of use assets	11,880	2,712
Deferred financing costs	31,186	4,208
Amortization of debt discount	205,448	32,814
Forgiveness of debt	(68,608)
(Gain) loss on extinguishment of debt	(36,276)	2,390,000
Changes in assets and liabilities:
Accounts receivable	(14,544)	(46,357)
Inventories	22,274	50,670
Prepaid and other current assets	(6,668)
Deferred compensation	100,000	50,000
Operating lease obligations	(11,880)	(2,712)
Accounts payable and accrued liabilities	(97,912)	73,587
Net cash used in operating activities	(180,102)	(84,954)

Cash flows from investing activities:
Acquisition of property and equipment	-	(7,572)
Net cash used in investing activities	-	(7,572)

Cash flows from financing activities:
Proceeds from loan payable	190,908	30,000
Proceeds from convertible debt	196,500	157,140
Proceeds from sale of stock	170,061	-
Payment of loans payable	(140,000)
Payments of convertible debt	(17,500)	-
(Payments) advances from stockholder and accrued interest, net	(172,576)	(71,824)
Net cash provided by financing activities	227,393	115,316

Net increase in cash	47,291	22,790
Cash, beginning of year	22,790	-
Cash, end of year	$70,081	22,790

Supplemental cash flow information:
Cash paid for taxes	$-	-
Cash paid for interest	$6,000	58,038

Supplemental non-cash information
Issuance of convertible debt for deferred financing costs	$-	22,860
Debt discount from fair value of imbedded derivative	55,000	337,496
Reclassification of loan payable to convertible debt	-	125,000
Issuance of common stock for convertible debt and accrued interest	$223,657	15,318

The accompanying notes are an integral part of the consolidated financial statements.

BERGIO INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

Note 1. Business, Organization, and Liquidity

Business and Organization

Bergio International, Inc. (the “Company”) was incorporated in the State of Delaware on July 24, 2007 under the name Alba Mineral Exploration, Inc. On October 21, 2009, as a result of a Share Exchange Agreement, the corporation’s name was changed to Bergio International, Inc. The Company is engaged in the product design, manufacturing, distribution of fine jewelry primarily in the United States and is headquartered in Fairfield, New Jersey. The Company also two retail stores located in Closter, NJ and Atlantic City, NJ. The Company’s intent is to take advantage of the Bergio brand and establish a chain of retail stores worldwide and increase its online presence. Our branded product lines are products and/or collections designed by our designer and CEO Berge Abajian and will be the centerpiece of our retail stores.

In September 2019, Bergio International, Inc. filed a Certificate of Amendment to the Certificate of Incorporation to effectuate a 1-for-10,000 reverse stock split of the Company’s common stock. All share and per share data have been adjusted to reflect such stock split.

On February 19, 2020, the Company changed its state of incorporation to the State of Wyoming.

In July 2020, the Company filed a Registration Statement on Form S-1 with the purpose of providing funds for its operational plans as well as paying off debt to improve the Company’s financial position. There can be no assurance that the Company can raise sufficient from this offering to fund its plans.

On February 10, 2021, Bergio International, Inc. entered into an Acquisition Agreement with Digital Age Business, Inc., a Florida corporation, (“Digital Age”), pursuant to which the shareholders of Digital Age  agreed to sell all of the assets and liabilities of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of the Company, which collectively, shall be convertible at Shareholders’ option, at any time, in whole or in part, into that number of shares of common stock of the Company which shall equal thirty percent (30%) of the total issued and outstanding common stock of the Company (as determined at the earlier of (i) the date of conversion of the Series B Preferred Stock; and (ii) eighteen (18) months following the Closing). In addition, the Company will provide an additional $5,000,000 in financing for Aphrodite’s Marketing, Inc. (See Note to the Consolidated Financial Statements for additional detail and Form 8-K filed with the SEC on February 17, 2021. The funding for this acquisition will be a combination of proceeds from the issuance of common stock from our S-1 Registration Statement and debt.

Basis of Presentation

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary consisting of normal recurring adjustments to present fairly the financial position of the Company as of December 31, 2020, the results of operations for the years ended December 31, 2020 and 2019, and statements of cash flows for the years ended December 31, 2020 and 2019. The financial statements have been prepared in accordance with the requirements of Form 10-K.

Impact of the COVID-19 Coronavirus

The Company’s operations have been affected by the recent and ongoing outbreak of the coronavirus disease  (COVID-19) which in March 2020, was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, including a significant disruption in consumer demand and accessories, labor workforce, inability of customers to pay outstanding accounts receivable due and owing to the Company as they limit or shut down their businesses, customers seeking relief or  extended payment plans relating to accounts receivable due and owing to the Company, unavailability of products and supplies used in operations, and the decline in value of assets held by the Company, including property and equipment. As such, the comparability of the Company's operating results has been affected by significant adverse impacts related to the COVID-19 pandemic.

The Company has increased its online presence to minimize the impact of having to close its retail stores as well as directing efforts towards its wholesale operations.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses, and at December 31, 2020, the Company had a stockholders’ deficit of $171,048. As of December 31, 2020, the Company had only $70,081 cash on hand and $545,170 in convertible debt and loans payable on December 31, 2020. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

In addition to obtaining new customers and increasing sales to existing customers, management plans to achieve profitability by also establishing Bergio as a holding company for the purpose of establishing retails stores worldwide. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

On February 10, 2021, Bergio International, Inc. entered into an Acquisition Agreement with Digital Age Business, Inc., a Florida corporation, (“Digital Age”), pursuant to which the shareholders of Digital Age  agreed to sell all of the assets and liabilities of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of the Company, which collectively, shall be convertible at Shareholders’ option, at any time, in whole or in part, into that number of shares of common stock of the Company which shall equal thirty percent (30%) of the total issued and outstanding common stock of the Company (as determined at the earlier of (i) the date of conversion of the Series B Preferred Stock; and (ii) eighteen (18) months following the Closing). In addition, the Company will provide an additional $5,000,000 in financing for Aphrodite’s Marketing, Inc. (See Note to the Consolidated Financial Statements for additional detail and Form 8-K file with the SEC on February 17, 2021.

The funding for this acquisition will be a combination of proceeds from the issuance of common stock from our S-1 Registration Statement and debt.

Aphrodite is expected to increase our online presence and provide for expansion of the Bergio Brand. Aphrodite is a one-stop shop for jewelry, gifts, and surprises for any occasion. The online store provides for a unique gifting experience in the ecommerce space. With their technological experience in ecommerce, we expect to grow the Bergio Brand, and in conjunction with Bergio’s design expertise and years of experience in the jewelry industry, we believe we can successfully grow the business. We are now amassing one of the best teams and technology in this space. However, there can be no assurance that this venture will be successful or that the Company can raise the required capital to fund this operation.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly-owned subsidiary. All significant inter-company accounts and transactions have been eliminated.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties:

The Company’s operations are subject to a number of risks, including but not limited to changes in the general economy, demand for the Company’s products, and the success of its customers.

Revenue Recognition:

Revenues are recognized at the time of shipment to with the price to the buyer being fixed and determinable and collectability assured, provided title and risk of loss is transferred to the customer. Provisions, when appropriate, are made where the right to return exists.

Shipping and handling costs charged to customers are classified as sales, and the shipping and handling costs incurred are included in cost of sales.

Fair Value of Financial Instruments:

The Company estimates that the fair value of all financial instruments at December 31, 2020 and, 2019, as defined in FASB ASC 825 “Financial Instruments”, does not differ materially, except for the items discussed below, from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value.

The carrying amounts reported in the balance sheets as of December 31, 2020 and 2019 for cash, accounts receivable, inventories and accounts payable and loans payable approximate the fair value because of the immediate or short-term maturity of these financial instruments. Each reporting period we evaluate market conditions including available interest rates, credit spreads relative to our credit rating and liquidity in estimating the fair value of our debt. After considering such market conditions, we estimate that the fair value of debt approximates its carrying value.

Accounting for Income Taxes:

The Company accounts for income taxes using the asset and liability method described in FASB ASC 740, “Income Taxes”. Deferred tax assets arise from a variety of sources, the most significant being as follows: a) tax losses that can be carried forward to be utilized against profits in future years; b) expenses recognized for financial reporting purposes but disallowed in the tax return until the associated cash flow occurs; and c) valuation changes of assets which need to be tax effected for book purposes but are deductible only when the valuation change is realized.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when such differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefit which is not more likely than not to be realized. In assessing the need for a valuation allowance, future taxable income is estimated, considering the realization of tax loss carryforwards. Valuation allowances related to deferred tax assets can also be affected by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event it was determined that the Company would not be able to realize all or a portion of our deferred tax assets in the future, we would reduce such amounts through a charge to income in the period in which that determination is made. Conversely, if we were to determine that we would be able to realize our deferred tax assets in the future in excess of the net carrying amounts, we would decrease the recorded valuation allowance through an increase to income in the period in which that determination is made.

Income Tax Uncertainties:

The Company accounts for uncertainties in income taxes under ASC 740-10-50 which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 requires that the Company determine whether the benefits of its tax positions are more-likely-than-not of being sustained upon audit based on the technical merits of the tax position. The Company recognizes the impact of an uncertain income tax position taken on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. The implementation of ASC 740-10 had no impact on the Company’s results of operations or financial position.

Despite the Company’s belief that its tax return positions are consistent with applicable tax laws, one or more positions may be challenged by taxing authorities. Settlement of any challenge can result in no change, a complete disallowance, or some partial adjustment reached through negotiations or litigation.

Interest and penalties related to income tax matters, if applicable, will be recognized as income tax expense. During the years ended December 31, 2020 and 2019, the Company did not incur any expense related to interest or penalties for income tax matters, and no such amounts were accrued as of December 31, 2020 and 2019.

Cash and Cash Equivalents:

Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents on hand at December 31, 2020 and December 31, 2019.

Accounts Receivable:

Accounts receivable are generated from sales of fine jewelry to retail outlets throughout the United States. At December 31, 2020 and December 31, 2019, accounts receivable were substantially comprised of balances due from retailers.

The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current credit worthiness, as determined by review of their current credit information. The Company continuously monitors credit limits for and payments from its customers and maintains provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. While such credit losses have historically been within the Company’s expectation and the provision established, the Company cannot guarantee that this will continue.

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company determines the adequacy of this allowance by regularly reviewing the composition of its accounts receivable aging and evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic circumstance. The Company historically has been able to collect the accounts receivable balance during a period of nine months to a year. While credit losses have historically been within the Company’s expectation and the provision established, the Company cannot guarantee that this will continue. As of December 31, 2020 and 2019, the allowance for doubtful accounts was $-0- and $-0-, respectively.

Concentrations of Credit Risk:

Cash Held in Banks: The Company maintains cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to federally insured limits. At times balances may exceed FDIC insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable: The Company’s customer base is primarily comprised of balances due from retailers. Concentrations of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets into which the Company’s services are provided, as well as their dispersion across many different geographical areas. The Company has been expanding its brand into retail stores. These sales come with a lower degree of credit risk as these sales are made by cash or credit card. As is characteristic of the Company’s business and of the jewelry industry generally, the Company extends its customers seasonal credit terms.  The carrying amount of receivables approximates fair value. The Company routinely assesses the financial strength of its customers and believes its credit risk exposure on accounts receivable is limited. Based on management’s review of accounts receivable, an allowance for doubtful accounts is recorded, if appropriate. The Company does not require collateral to support these financial instruments.

Inventories:

Inventories consist primarily of finished goods and are stated at the lower of cost or market. Cost is determined using the weighted average method, and average cost is recomputed after each inventory purchase or sale. Inventories are written down if the estimated net realizable value is less than the recorded value, if appropriate. The Company reviews the carrying cost of inventories by product to determine the adequacy of reserves for obsolescence. In accounting for inventories, the Company must make estimates regarding the estimated realizable value of inventory. The estimate is based, in part, on the Company’s forecasts of future sales and age of inventory.

Subsequent Events:

The Company evaluated subsequent events, which are events or transactions that occurred after December 31, 2020 through the issuance of the accompanying financial statements.

Property and Equipment:

Equipment is stated at cost, net of accumulated depreciation.  Depreciation and amortization are provided on a straight-line basis over periods ranging from 5 to 10 years.

Leasehold improvements are amortized over the term of the lease or the useful life of the asset, whichever is shorter.

Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the Statement of Operations.

Long-Lived Assets:

The Company assesses the recoverability of the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future, undiscounted cash flows expected to be generated by an asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment losses were recognized for the years ended December 31, 2020 and 2019.

Investment in Unconsolidated Affiliates:

The Company owns less than 20% or otherwise does not exercise significant influence, are stated at cost. At December 31, 2020 and December 31, 2019, the Company had an investment in which the Company owned less than 1% interest in an unconsolidated affiliate and therefore the investment is carried at cost.

Equity-Based Compensation:

The Company accounts for equity-based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation: Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of common stock issued for compensation is measured at the market price on the date of grant. The fair value of the Company’s equity instruments, other than common stocks, is estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity-based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to non-employees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to pay cash for the goods or services instead of paying with or using the equity instrument.

Net (Loss) Income per Common Share:

Basic net (loss) income per share attributable to common stockholders is computed by dividing net (loss) income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period, including common stock equivalents, such as stock options and warrants using the treasury stock method. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period and excludes the anti-dilutive effects of common stock equivalents.

Recently Adopted Authoritative Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes - simplifying the accounting for income taxes (Topic 740), which is meant to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendment also improves consistent application and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. We do not expect the adoption of this standard to have a significant impact on our financial position and results of operations.

No other recently issued accounting pronouncements had or are expected to have a material impact on the Company’s consolidated financial statements.

Note 3. Basic and Diluted Income (Loss) Per Share

Net loss per share has been computed according to FASB ASC 260, “Earnings per Share,” which requires a dual presentation of basic and diluted earnings (loss) per share (“EPS”). Basic EPS represents net loss divided by the weighted average number of common shares outstanding during a reporting period. Diluted EPS reflects the potential dilution that could occur if securities, including warrants and options, were converted into common stock. The dilutive effect of outstanding warrants, options, and/or conversions is reflected in earnings per share by use of the treasury stock method. In applying the treasury stock method for stock-based compensation arrangements, the assumed proceeds are computed as the sum of the amount the employee must pay upon exercise. For the years ended December 31. 2020 and 2019, basic net loss per share equaled the diluted loss per share, since the effect of shares potentially issuable upon exercise or conversion was anti-dilutive. For the years ended December 31, 2020 and 2019, 92,755,675 and 10,108,052 shares, respectively, issuable upon the conversion of convertible debt were not included in the computation of diluted net loss because their inclusion would be anti-dilutive.

	December 31, 2020	December 31, 2019
Basic net loss per share computation:
Net loss	$(148,050)	$(3,035,043)
Weighted-average common shares outstanding	47,238,741	3,641,196
Basic net loss per share	$(0.00)	$(0.83)
Diluted net loss per share computation:
Net loss	$(148,050)	$(3,035,043)
Weighted-average common shares outstanding:	47,238,741	3,641,196
Incremental shares attributable to the assumed exercise of outstanding stock options and warrants	--	--
Total adjusted weighted-average shares	47,238,741	3,641,196
Diluted net loss per share	$(0.00)	$(0.83)

Note 4. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2020	2019

Leasehold improvements	$356,693	$356,693
Office and equipment	566,308	566,308
Selling equipment	8,354	8,354
Furniture and fixtures	18,487	18,487

Total at cost	949,842	949,842
Less: Accumulated depreciation & amortization	(855,698)	(823,160)

	$94,144	$126,682

Depreciation and amortization expense related to the assets above for the years ended December 31, 2020 and 2019 was $32,538 and $53,947, respectively.

Note 5. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	December 31,
	2020	2019

Accounts payable	$164,841	$102,779
Accrued interest	21,835	207,284
Accrued liabilities - other	2,665	39,503

	$189,341	$349,566

Note 6. Related Party

Advances from Principal Executive Officer and Accrued Interest

The Company receives periodic advances from its principal executive officer based upon the Company’s cash flow needs. At December 31, 2020 and December 31, 2019, $211,141 and $383,717, respectively, was due to such officer, including accrued interest. On September 30, 2018, the Principal Executive Office signed an agreement with the Company extending payments in the amount of $1,000,000 due him until January 31, 2020 as a result of the financial situation of the Company. During the year ended December 31, 2019, the principal executive officer converted $500,000 of deferred compensation for common stock of the Company. As of December 31, 2020, deferred compensation of $320,172 and $179,828 of the advances, totaling $500,000, was classified as a long-term liability. Interest expense is accrued at an average annual market rate of interest which was 3.25% and 4.75% at December 31, 2020 and December 31, 2019, respectively. Interest expense due to such officer was $52,494 and $45,392 for the years ended December 31, 2020 and 2019, respectively. Accrued interest was $216,527 and $202,487 at December 31, 2020 and 2019, respectively. No terms for repayment have been established.

Effective February 28, 2010, the Company entered into an employment agreement with its PEO. The agreement, which is for a five year term, provides for an initial base salary of $175,000 per year with a 3% annual increase thereafter (the “Base Salary”). The PEO is also entitled to certain bonuses based on net profits before taxes and other customary benefits, as defined in the agreement. In addition, since it is understood that the Company is employing the PEO during a time of economic decline throughout the U.S. and at times and from time to time, the Company may not be in a position to pay the full amount of Base Salary owed the PEO it is understood and agreed to by the Board, that as long as the Company is unable to pay the CEO the full amount of his Base Salary that the Board shall issue to him, from time to time, an amount of shares that will allow him to remain in possession of fifty-one percent

(51%) of the Company’s then outstanding shares of common stock.  Such issuances shall be made to the PEO at any time when his total share holdings are reduced to an amount less than fifty-one percent (51%) as a result of issuance of shares of common stock made on behalf of the Company.

Effective September 1, 2011, the Company and PEO entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) which primarily retains the term and compensation of the original agreement. The Amended Agreement, however, removes the section which previously provided for the issuance of Company common stock to the CEO, from time to time, when the Company is unable to pay the CEO the full amount of his Base Salary (as defined in the Amended Agreement) which would allow the CEO to maintain a fifty-one percent (51%) share of the Company’s outstanding common stock. However, the CEO does have the right to request all or a portion of his unpaid Base Salary be paid with the Company’s restricted common stock. In addition, the Amended Agreement provides for the issuance of 51 shares of newly authorized Series A Preferred Stock to be issued to the CEO. As defined in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company. Effective November 3, 2011, the CEO notified the Company that for the one year period, retroactive from April 1, 2011, through December 31, 2012, he would reduce his Base Salary to $100,000. The reduction in base compensation was subsequently extended to December 31, 2013. The CEO is currently deferring his salary to conserve cash. Deferred wages due to the CEO amounted to $445,571 and $345,571 for the periods ended December 31, 2020 and December 31, 2019, respectively. This amount was reduced to $500,000 after the PEO converted $500,000 of deferred compensation into 17,000,000 shares of common stock of the Company. The CEO in December 2020 returned these shares to the Company. As of December 31, 2020 and 2019, $320,172 and $297,513, respectively, of these amounts were classified as a long-term liability.

Note 7. Convertible Debt

Fife, Typenex and Iliad

In December 2012, the Company entered into a $325,000 convertible note with Fife consisting of three tranches to be drawn down with the first tranche totaling $125,000, including $25,000 in loan costs and additional two tranches totaling $200,000. The note bears a 5% annual interest rate and matures eighteen months from the date of issuance. The note is convertible into shares of the Company’s common stock based on 70% of the average of the three lowest closing prices of the common stock for the proceeding 15 consecutive trading days immediately prior to the conversion. During 2013, the conversion price was fixed at $0.005 per share. As of December 31, 2012, the Company only drew down the first tranche totaling $125,000. On February 11, 2013, April 5, 2013, April 23, 2013, and July 1, 2013, the Company drew down an additional $250,000.

On September 5, 2014, the Company, Fife, Typenex and Iliad Research and Trading, LLP (“Iliad”) entered into an Assignment and Assumption Agreement and Note Purchase Agreement (the “Note Purchase Agreement”) whereby Iliad acquired all of Fife’s and Typenex’s right, title, obligations and interest in, to and arising under the Company Notes (as defined in the Note Purchase Agreement) and the Note Purchase Documents (as defined in the Note Purchase Agreement).

On October 17, 2014, the Company entered into a financing arrangement with Iliad to provi0de additional financing in the amount of up to $450,000 through the issuance of a Secured Convertible Promissory Note (the “Note”). The Company agreed to cover Iliad’s legal, accounting and other related fees in the amount of $5,000, which is included in the principal balance of the Note. The Note will accrue interest at the rate of 8% per annum until the Note is paid in full. Monies are to be drawn in eight tranches with the initial tranche in the amount of $105,000, and the remaining balance of $350,000 in seven tranches of $50,000 each. The Company drew down the initial tranche on October 17, 2014. The Note has a maturity date of July 17, 2016. The Company continues to negotiate with the lender.

Beginning nine months after October 17, 2014 and on the same day each month thereafter, the Company shall make an installment payment, based upon the unpaid balance. At the option of the Company, payments may be made in cash or by converting the installment amount into shares of the Company’s common stock. The conversion price is equal to the lesser of (i) $0.0005 per share and (ii) 67.5% of the average of the three lowest closing bid prices in the 15 trading days immediately preceding the conversion. The Company has the right to prepay the Note at 135% of the outstanding balance at the time of prepayment. During the year ended December 31, 2020, there were no conversions. However, the Company did resolve a minor issue. The outstanding balances at December 31, 2020 and

December 31, 2019 were $-0-and $7,123, respectively with accrued interest of $-0- and $54 at December 31, 2020 and December 31, 2019, respectively.

During the year ended December 31, 2014, the Company drew down an additional $314,703. During the year ended December 31, 2020, principal of $20,768 was converted into 2,610,000 shares of common stock.

In August 2020, the Company and Iliad entered into a Settlement Agreement. Under the terms of the Agreement, the Company and Iliad agreed to settle approximately $474,000 of convertible debt and accrued interest for a total of $300,000 in a note to be paid in monthly installments of $50,000 beginning September 1, 2020.

The outstanding balances at December 31, 2020 and December 31, 2019 were $150,000 and $329,175 respectively, with accrued interest of $-0- and $141,487 at December 31, 2020 and December 31, 2019, respectively.

111 Recovery Corp.

On May 31, 2019, the Vis Vires Group, Inc. (“Vis Vires”) entered into an assignment agreement with 111 Recovery Corp. wherein Vis Vires assigned all of its rights, title and interests in, to and under the convertible notes (discussed below) to 111 Recovery Corp. from the inception of the notes, together with unpaid accrued interest on the convertible notes. The Company acknowledged and approved this assignment.

On March 11, 2015, the Company entered into an 8% convertible note in the amount of $38,000 with Vis Vires Group, Inc. The principal and accrued interest is payable on or before November 6, 2015. At the option of the Company, but not before nine months from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The note is convertible into shares of the Company’s common stock at a price equal to 60% of the average of the nine lowest trading prices during the 10 days prior to the date of conversion or $0.00009, whichever is greater. During the year ended December 31, 2020, principal of $38,000 was converted into 1,696,054 shares of common stock. The outstanding balance at December 31, 2020 and December 31, 2019 was $-0- and $38,000, respectively, with accrued interest of $-0- and $20,411 at December 31, 2020 and December 31, 2019, respectively.

On April 30, 2015, the Company entered into an 8% convertible note in the amount of $33,000 with Vis Vires. The principal and accrued interest is payable on or before November 6, 2015. At the option of the Company, but not before nine months from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The note is convertible into shares of the Company’s common stock at a price equal to 60% of the average of the three lowest trading prices during the 10 days prior to the date of conversion or $0.00009, whichever is greater. During the year ended December 31, 2020 principal and accrued interest of $37,700 was converted into 9,015,614 shares of common stock. The outstanding balance at December 31, 2020 and December 31, 2019 was $-0- and $33,000, respectively, with accrued interest of $13,000 and $31,953 at December 31, 2020 and December 31, 2019, respectively.

Sims Investment Holdings, Inc.

During 2018, the Company received $125,000 in the form of a note payable. On July 1, 2019 (“Maturity Date”), the amount was converted into a 10% convertible promissory note.  The principal and accrued interest from the original note payable became due on July 1, 2019. The note accrues interest on the unpaid principal balance at the rate of 10% per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of 10% per annum from the due date until paid (“Default Interest”). Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. The note is convertible into shares of the Company’s common stock, at the option of the holder. The conversion price shall be $0.01 per common share. There were no conversions during the year ended December 31, 2020. The Company is currently in default, and interest accrues at the default interest rate of 10%. During the year ended December 31, 2020, the note was exchanged for payment of accounts receivable for jewelry that was purchased from the Company. The outstanding balances at December 31, 2020 and December 31, 2019 were $-0- and $125,000, respectively, with accrued interest of $-0- and $9,514 at December 31, 2020 and December 31, 2019, respectively.

Auctus Funds, LLC.

On November 6, 2019, the Company entered into a 12% convertible promissory note in the amount of $125,000 with Auctus Fund, LLC. The principal and accrued interest is payable on or before August 20, 2020 and interest accrues at the rate of 12% per annum. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of the lesser of (i) twenty-four percent (24%) per annum and (ii) the maximum amount permitted under law from the due date thereof until the same is paid (the “Default Interest”). The Holder shall have the right from time to time to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under this note into fully paid and non-assessable shares of common stock.

The conversion price shall equal the lesser of: (i) the lowest trading price during the previous twenty-five (25) trading day period ending on the latest complete trading day prior to the date of this Note, and (ii) the variable conversion which shall mean 60% multiplied by the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date. Furthermore, the conversion price may be adjusted downward if, within three (3) business days of the transmittal of the notice of conversion to the Borrower or Borrower’s transfer agent, the Common Stock has a closing bid which is 5% or lower than that set forth in the Notice of Conversion.

During the year ended December 31, 2020, principal, accrued interest and fees of $56,185 were converted into 22,484,495, shares of common stock. The outstanding balances at December 31, 2020 and December 31, 2019 were $91,399 and $125,000, respectively, with accrued interest of $-0- and $1,910 at December 31, 2020 and December 31, 2019, respectively.

Crown Bridge Partners Inc.

On October 29, 2019, the Company entered into a 10% convertible promissory note in the amount of $100,000 with Crown Bridge Partners, LLC. This Note carries a prorated original issue discount of up to $8,000.00 to cover the Holder’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the note, which is included in the principal balance of this note. The holder paid $23,000 for the first tranche ($25,000 less $2,000 discount). The maturity date for each tranche funded shall be twelve (12) months from the effective date of each payment as well as any accrued and unpaid interest and other fees. Interest accrues at the rate of 10% per annum and shall be computed on the basis of a 365-day year and the actual number of days elapsed. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate the of lesser of (i) 15% per annum and (ii) the maximum amount permitted under law from the due date thereof until the same is paid (the “Default Interest”). The Holder shall have the right from time to time to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under this note into fully paid and non-assessable shares of common stock.

The conversion price shall mean 60% multiplied by the lowest trading price (representing a discount rate of 40%) during the previous twenty-five (25) trading day period ending on the latest complete trading day prior to the date of this note. The conversion price shall be subject to a floor price of $0.000035.

During the year ended December 31, 2020, principal, accrued interest and fees of $8,295 were converted into 5,000,000 shares of common stock. The outstanding balances at December 31, 2020 and December 31, 2019 were $18,705 and $25,000, respectively, with accrued interest of $2,742 and $438 at December 31, 2020 and December 31, 2019, respectively.

Fidelis Capital, LLC.

On November 5, 2019, the Company entered into a 10% convertible promissory note in the amount of $30,000 with Fidelity Capital, LLC. The principal and accrued interest is payable on or before November 5, 2020 and interest accrues at the rate of 10% per annum. If the borrower fails to pay the default amount within five (5) business days of written notice that such amount is due and payable, then the holder shall have the right at any time (and so long and to the extent that there are sufficient authorized shares), to require the borrower, upon written notice, to immediately issue, in lieu of the default amount, the number of shares of common stock of the borrower equal to the default amount divided by the conversion price then in effect.

The Holder shall have the right from time to time to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under this note into fully paid and non-assessable shares of common stock. The conversion price shall mean a price which is a 40% discount to the lowest trading price in the fifteen (15) days prior to the day that the Holder requests conversion.

During the year ended December 31, 2020, principal and accrued interest of $20,495 were converted into 2,720,089 shares of common stock. The outstanding balances at December 31, 2020 and December 31, 2019 were $-0- and $30,000, respectively, with accrued interest of $-0- and $467 at December 31, 2020 and December 31, 2019, respectively.

RB Capital Partners, Inc.

On October 15, 2019, the Company entered into a 10% convertible note in the amount of $25,000 with RB Capital Partners, Inc. The note is payable on demand but has a period of twelve months. The principal and accrued interest is payable on or before October 15, 2020. At the option of the Holder, but not before nine months from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The note is convertible into shares of the Company’s common stock at a fixed price of $0,001. During the year ended December 31, 2020, principal of $3,800 was converted into 3,800,000 shares of common stock.

On July 1, 2020, the Company entered into a 10% convertible note in the amount of $25,000 with RB Capital Partners, Inc. The note is payable on demand but has a period of twelve months. The principal and accrued interest is payable on or before October 15, 2020. At the option of the Holder, but not before nine months from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The note is convertible into shares of the Company’s common stock at a fixed price of $0.50. There were no conversions during the year ended December 31, 2020.

On August 10, 2020, the Company entered into a 10% convertible note in the amount of $25,000 with RB Capital Partners, Inc. The note is payable on demand but has a period of twelve months. The principal and accrued interest is payable on or before October 15, 2020. At the option of the Holder, but not before nine months from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The note is convertible into shares of the Company’s common stock at a fixed price of $0.50. There were no conversions during the year ended December 31, 2020.

RB Capital Partners, Inc.

On November 11, 2020, RB Partners and the Company entered into an agreement whereas the Company agreed to allow RB Partners to convert $6,000 at $0.001 and issue 6,000,000 shares and pay the balance of the note in the amount of $18,000. RB Partners agreed to release the Company of any remaining obligations on the remaining two notes of $25,000 each.

The outstanding balances due to RB Partners at December 31, 2020 and December 31, 2019 were $18,000 and $25,000, respectively, with accrued interest of $-0- and $-0- at December 31, 2020 and December 31, 2019, respectively. The Company also has committed to allow RB Partners to convert $6,000 at $0.001 and issue 6,000,000 at a later date.

Power Up Lending Group

On July 13, 2020, the Company entered into a 8% convertible note in the amount of $55,000 with Power Up Lending Group. The principal and accrued interest is payable on or before July 13, 2021. The note may not be prepaid except under certain conditions. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). At the option of the Holder, but not before 180 days from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The conversion price shall mean 63% multiplied by the lowest trading price (representing a discount rate of 37%) during the previous twenty-five (15) trading day period ending on the latest complete trading day prior to the date of this note. There were no conversions during the year ended December 31, 2020. The outstanding balance at December 31, 2020 was $55,000 with accrued interest of $2,061 at December 31, 2020.

On October 26, 2020, the Company entered into a 8% convertible note in the amount of $44,000 with Power Up Lending Group. The principal and accrued interest is payable on or before October 26, 2021. The note may not be prepaid except under certain conditions. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). At the option of the Holder, but not before 180 days from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The conversion price shall mean 63% multiplied by the lowest trading price (representing a discount rate of 37%) during the previous twenty-five (15) trading day period ending on the latest complete trading day prior to the date of this note. There were no conversions during the year ended December 31, 2020. The outstanding balance at December 31, 2020 was $44,000 with accrued interest of $636 at December 31, 2020.

On November 9, 2020, the Company entered into a 8% convertible note in the amount of $35,000 with Power Up Lending Group. The principal and accrued interest is payable on or before October 26, 2021. The note may not be prepaid except under certain conditions. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). At the option of the Holder, but not before 180 days from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The conversion price shall mean 63% multiplied by the lowest trading price (representing a discount rate of 37%) during the previous twenty-five (15) trading day period ending on the latest complete trading day prior to the date of this note. There were no conversions during the year ended December 31, 2020. The outstanding balance at December 31, 2020 was $35,000 with accrued interest of $399 at December 31, 2020.

Gulf Coast M&A Ltd.

On July 8, 2020, the Company entered into a 10% convertible note in the amount of $12,500 with Power Up Lending Group. The principal and accrued interest is payable on or before January 8, 2021. The note may not be prepaid except under certain conditions. At the option of the Holder, but not before nine months from the date of issuance, the holder may elect to convert all or part of the convertible into the Company’s common stock. The note is convertible into shares of the Company’s common stock at a fixed price of $0,001. There were no conversions during the year ended December 31, 2020. During the year ended December 31, 2020, the note was exchanged for payment of accounts receivable for jewelry that was purchased from the Company. The outstanding balance at December 31, 2020 was $-0- with accrued interest of $-0- December 31, 2020.

As of December 31, 2020, and December 31, 2019, total convertible debt was $232,870 and $532,616, respectively, net of debt discount of $29,234 and $63,261 at December 31, 2020 and December 31, 2019, respectively. Total accrued interest was $19,579 and $206,234 at December 31, 2020 and December 31, 2019, respectively. Balances for the period ended December 31, 2020 do not include the Iliad Note which was negotiated into a note payable.

Note 8. Derivative Liability

The Company accounts for the fair value of the conversion features of its convertible debt in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”). Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations. The Company values the embedded derivatives using the Black-Scholes pricing model. During the years ended December 31, 2020 and 2019, the Company recorded debt discount in the amounts of $55,000 and $337,496, respectively. Amortization of debt discount amounted to $205,448 and $32,814 for the years ended December 31, 2020 and 2019, respectively. Unamortized debt discount at December 31, 2020 and 2019, were $29,234 and $179,682, respectively. The derivative liability is revalued each reporting period using the Black-Scholes model. As of December 31, 2020 and December 31, 2019, the derivative liability was $201,430 and $396,220, respectively.

The Black-Scholes model utilized the following inputs to value the derivative liability at the date of issuance of the convertible note at December 31, 2020:

Stock Price - The stock price was based closing price of the Company’s stock as of the valuation date, which was $.0049 at December 31, 2020.

Variable Conversion Prices - The conversion price was based on: (i) 60% multiplied by the lowest trading price during the previous twenty-five (25) trading day period prior to the conversion at December 31, 2020 for Crown Bridge Partners; (ii)  the lesser of: (a) the lowest trading price during the previous twenty-five (25) trading day period ending on the latest complete trading day prior to the date of this Note, and (b) the variable conversion which shall mean 60% multiplied by the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion at December 31, 2020 for Auctus Fund, LLC; 37% discount to the lowest trading price in the fifteen (15) days prior to the day that the Holder requests conversion for Power Up Lending.

Time to Maturity - The time to maturity was determined based on the length of time between the valuation date and the maturity of the debt. Time to maturity ranged from 90 to 194 days at December 31, 2020.

Risk Free Rate - The risk free rate was based on the Treasury Note rate as of the valuation dates with a term commensurate with the remaining term of the debt. The risk-free rate at December 31, 2020 was 0.10%, based on the term of the note.

Volatility - The volatility was based on the historical volatility of the Company. The average volatility was 417.76% at December 31, 2020.

Note 9 - Loans Payable

PPP Loan

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief and Economic Security (the “CARES Act”), which, among other things, outlines the provisions of the Paycheck Protection Program (the “PPP”). The Company determined that it met the criteria to be eligible to obtain a loan under the PPP because, among other reasons, in light of the COVID-19 outbreak and the uncertainty of economic conditions related thereto, the loan was considered necessary to support the Company’s ongoing operations and retain all its employees. In addition, President Trump signed into law the Paycheck Protection Program and Health Care Enhancement Act on April 24, 2020, which increased funding provided by the CARES Act. On April 17, 2020 the Company issued a promissory note (the “Note”) to Columbia Bank in the principal aggregate amount of $18,608 (the “PPP Loan”) pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). On September 5, 2020 the Paycheck Protection Program Flexibility Act was signed into law and extended the program until December 31, 2020.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the program. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part. The PPP Loan had a two-year term and bears interest at a rate of 0.98% per annum. Monthly principal and interest payments are deferred for nine months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. Based on the September 5, 2020 the Paycheck Protection Program Flexibility Act, certain changes will need to be made to the original Note, based on the new law. As of December 31, 2020, the PPP Loan was forgiven by the SBA.

SBA Loan

On July 6, 2020, the Small Business Association (“SBA”) authorized a loan to Bergio International, Inc. in the amount of $114,900. Installment payments, including principal and interest, will begin twelve months from the date of the note in the amount of $560 each month for a term of thirty (30) years. Interest accrues on this note at the rate of 3.75%. This note is collateralized by the assets of the Company. The outstanding balance at December 31, 2020 was $114,900 with accrued interest of $2,101.

Coyne Enterprises, Inc.

On May 23, 2019, the Company entered into a loan agreement with Coyne Enterprises, Inc. in the amount of $30,000. The term of the loan was for the period September 1, 2019 through November 30, 2019. The Company continues to negotiate the extension of this loan. Interest accrues at the rate of 6% per annum and is to be paid quarterly. Prepayment or partial payment can be made with no penalty. During the year ended December 31, 2020, the Company made payments in the amount of $15,000. The outstanding balances at December 31, 2020 and December 31, 2019 were $15,000 and $30,000, respectively, with accrued interest of $155 and $1,050 at December 31, 2020 and December 31, 2019, respectively.

Trillium Partners LP

On June 16, 2020, the Company entered into a loan agreement with Trillium Partner LP in the amount of $12,500. The loan and accrued interest in due on December 31, 2020. Interest accrues at the rate of 10% per annum. The outstanding balance at December 31, 2020 was $15,000 with accrued interest of $363 at December 31, 2020. The Company is negotiating an extension to the loan.

On September 14, 2020, the Company entered into a loan agreement with Trillium Partner LP in the amount of $25,000. The loan and accrued interest in due on March 14, 2021. Interest accrues at the rate of 10% per annum. During the year ended December 31, 2020, the note was exchanged for payment of accounts receivable for jewelry that was purchased from the Company. The outstanding balance at December 31, 2020 was $-0- with accrued interest of $-0- at December 31, 2020.

On September 18, 2020, the Company entered into a loan agreement with Trillium Partner LP in the amount of $15,000. The loan and accrued interest in due on March 18, 2021. Interest accrues at the rate of 10% per annum. The outstanding balance at December 31, 2020 was $15,000 with accrued interest of $378 at December 31, 2020.

NJEDA Small Business Emergency Loan

On November 27, 2020, the NJ Economic Development Authority (“NJEDA”) was granted a loan in the amount of $5,000 because of the loss of revenue due to COVID-19.

Note 10. Stockholders’ Equity

The Company is authorized to issue 1,000,000,000 shares of common stock, par value $0.00001 per share and 51 shares of preferred stock, par value $0.00001 per share. At December 31, 2020 and December 31, 2019, there were 90,823,799 and 19,289,141 common shares issued and outstanding, respectively. On April 3, 2014, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware to reduce the par value of all shares of common stock and preferred stock from $0.001 to $0.00001 per share. On February 26, 2014, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of capital stock of the Company to 6,000,000,000 shares. Effective on October 14, 2014, the Company filed a Certificate of Amendment to the Certificate of Incorporation to effectuate a 1-for-1,000 reverse stock split of the Company’s common stock. In September 2019, Bergio International, Inc. filed a Certificate of Amendment to the Certificate of Incorporation to effectuate a 1-for-10,000 reverse stock split of the Company’s common stock. All share and per share data have been adjusted to reflect such stock split. The Company also amended its certificate of incorporation to change the authorized shares to 1,000,000,000.

All share and per share data has been adjusted to reflect such stock splits and change in par value. Effective September 1, 2011, the Company authorized and issued 51 shares of Series A Preferred Stock, par value $0.001 to its CEO. In April 2014, the Company changed its par value on its preferred stock from $0.001 to $0.00001. The Series A Preferred Stock pays no dividends and has no conversion rights. Each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company.

For the year ended December 31, 2020, the Company issued the following shares of common stock:

1)On March 27, 2020, we issued 1,160,804 shares of common stock valued at $23,100 to 111 Recovery Corp. for conversion of its convertible debt.

2)On January 27, 2020, we issued 1,000,000 shares of common stock valued at $37,000 to Betsy Avila for consulting fees.

3)On January 27, 2020, we issued 1,000,000 shares of common stock valued at $37,000 to Cole Martin for consulting fees.

4)On January 27, 2020, we issued 1,000,000 shares of common stock valued at $37,000 to Patrick Martin for consulting fees.

5)On January 27, 2020, we issued 1,000,000 shares of common stock valued at $37,000 to Dr, Vesthi Avila for consulting fees.

6)On May 1, 2020, we issued 1,200,000 shares of common stock valued at $1,200 to RB Capital Partners, Inc. for conversion of its convertible debt.

7)On May 22, 2020, we issued 500,000 shares of common stock valued at $6,900 to Auctus Fund, LLC for accrued expenses and fees.

8)On July 30, 2020, we issued 1,783,784 shares of common stock valued at $6,600 to 111 Recovery Corp. for conversion of its convertible debt.

9)On August 14, 2020, we issued 2,117,647 shares of common stock valued at $7,200 to 111 Recovery Corp. for conversion of its convertible debt and accrued interest.

10)On September 1, 2020, we issued 3,583,400 shares of common stock valued at $25,084 to Trillium Partners for the purchase of common stock of the Company.

11)On September 2, 2020, we issued 2,218,750 shares of common stock valued at $7,100 to 111 Recovery Corp. for conversion of its convertible debt and accrued interest.

12)On September 4, 2020, we issued 2,408,500 shares of common stock valued at $7,515 to Auctus Fund, LLC for conversion of its convertible debt and accrued interest.

13)On September 11, 2020, we issued 2,206,897 shares of common stock valued at $6,400 to 111 Recovery Corp. for accrued interest.

14)On September 11, 2020, we issued 4,427,000 shares of common stock valued at $30,989 to Trillium Partners for the purchase of common stock of the Company.

15)On September 14, 2020, we issued 2,000,000 shares of common stock valued at $5,040 to Crown Bridge Capital for conversion of its convertible debt and accrued interest.

16)On September 16, 2020, we issued 2,206,897 shares of common stock valued at $6,400 to 111 Recovery Corp. for conversion of accrued interest.

17)On October 7, 2020, we issued 4,609,000 shares of common stock valued at $32,263 to Trillium Partners for the purchase of common stock of the Company.

18)On October 9, 2020, we issued 3,410,399 shares of common stock valued at $6,753 to Auctus Fund, LLC for the conversions of its convertible stock and accrued interest.

19)On October 22, 2020, we issued 3,000,000 shares of common stock valued at $3,255 to Crown Bridge Capital for the conversions of its convertible stock and accrued interest.

20)On October 27, 2020, we issued 3,142,857 shares of common stock valued at $6,600 to 111 Recovery Corp. for conversion of accrued interest.

21)On October 30, 2020, we issued 3,857,143 shares of common stock valued at $8,100 to 111 Recovery for conversion of accrued interest.

22)On November 2, 2020, we issued 3,887,096 shares of common stock valued at $7,697 to Auctus Fund, LLC for the conversions of its convertible stock and accrued interest.

23)On November 4, 2020, we issued 4,723,500 shares of common stock valued at $8,462 to Auctus Fund, LLC for the conversions of its convertible stock and accrued interest.

24)On November 3, 2020, we issued 1,500,212 shares of common stock valued at $3,901 to 111 Recovery for conversion of accrued interest.

25)On November 3, 2020, we issued 3,500,000 shares of common stock valued at $24,500 to Continuation Capital for the purchase of common stock of the Company.

26)On November 24, 2020, we issued 4,736,300 shares of common stock valued at $9,947 to Auctus Fund, LLC for the conversions of its convertible stock and accrued interest.

27)On December 15, 2020, the Company retired to treasury 17,000,000 shares that were issued to Berge Abajian, the Company’s CEO, that were issued to him for conversion of $500,000 of stockholders loan that was initiated earlier in 2020.

28)On December 15, 2020, we issued 8,175,000 shares of common stock valued at $57,225 to Trillium Partners for the purchase of common stock of the Company.

29)On September 11, 2020, we issued 8,175,000 shares of common stock valued at $57,225 to Trillium Partners for the purchase of common stock of the Company.

For the year ended December 31, 2019, the Company issued the following shares of common stock:

1)On October 19, 2019, we issued 17,000,000 shares of common stock valued at $2,890,000 to Berge Abajian, the Company’s President and PEO, for conversion of deferred compensation.

2)On November 27, 2019, we issued 1,750,000 shares of common stock valued at $15,318 to Illiad for conversion of its convertible debt and accrued interest.

Note 11. Income Taxes

The recognized deferred tax asset is based upon the expected utilization of its benefit from future taxable income. The Company has federal net operating loss (“NOL”) carryforwards of approximately $5,025,000 as of December 31, 2019, expiring through various dates through 2036.

The foregoing amounts are management’s estimates and the actual results could differ from those estimates. Future profitability in this competitive industry depends on continually obtaining and fulfilling new profitable sales agreements and modifying products. The inability to increase sales could reduce estimates of future profitability, which could affect the Company’s ability to realize the deferred tax assets. Significant components of the Company’s deferred tax assets and liabilities are summarized as follows:

	December 31,	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$1,447,335	$1,407,182
Startup costs	-	1,827
Deferred compensation	133,671	103,671
Depreciation	-	(38,004)
Deferred tax asset	1,581,006	1,474,676
Less valuation allowance	(1,581,006)	(1,474,676)

Deferred tax asset, net	$--	$--

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset.

A reconciliation of the income tax (benefit) provision at the statutory Federal tax rate of 21% and 321%, respectively, for the years ended December 31, 2020 and 2019 to the income tax (benefit) provision recognized in the financial statements is as follows:

	December 31, 2020	December 31, 2019
U.S. statutory rate	(21%)	(21%)
Income tax expenses - state and local, net of federal benefit	6%	6%
Change in valuation allowance	15%	15%

Effective tax rate	--	--

Note 12. Commitments

Business Interruption

The Company has been impacted by public health crises beyond its control. The pandemic caused the Company to close its retail stores for a period of time which negatively impacted sales of its products. The Company’s customers and suppliers also experienced similar disruption. In December 2019, a novel strain of the Coronavirus, COVID-19, was reported to have surfaced in Wuhan, China, which has evolved into a pandemic. This situation and preventative or protective actions that governments have taken to counter the effects of the pandemic have resulted in a period of business disruption, including delays in shipments of products and raw materials. COVID-19 has spread to over 175 countries, including the United States, and efforts to contain the spread of COVID-19 have intensified. To the extent the impact of COVID-19 continues or worsens, the demand for the Company’s products may be negatively impacted. COVID-19 has also impacted the Company’s sales efforts as it has been forced to shut down its two New Jersey retail stores. The Company’s ability to promote sales through promotional activities has also been constrained. Trade shows and sales conferences, major events used to introduce and sell the Company’s products, have been postponed indefinitely. The length and severity of the pandemic also affected the Company’s wholesale sales, which in turn resulted in reduced sales and a lower gross margin.

Note 13. Litigation

The Company is currently not involved in any litigation that it believes could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Note 14. Significant Customer Concentrations

During the year ended December 31, 2020, the Company had two customers, each over 5% of sales, which accounted for 23% of total sales. No other single customer accounted for over 5% or more of our annual sales.

During the year ended December 31, 2019, the Company had four customers, each over 5% of sales, which accounted for 32% of total sales. No other single customer accounted for over 5% or more of our annual sales.

As of December 31, 2020, accounts receivable, net amounted to only $100,255 and three customers represented 89% of this balance.

As of December 31, 2019, accounts receivable, net amounted to only $85,711 and two customers represented 84% of this balance.

Note 15. Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and prescribes disclosures about fair value measurements.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 - Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The valuation techniques that may be used to measure fair value are as follows:

Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities

Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models and excess earnings method

Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost)

The carrying value of the Company’s borrowings is a reasonable estimate of its fair value as borrowings under the Company’s credit facility have variable rates that reflect currently available terms and conditions for similar debt.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. As required by FASB ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company has no assets or liabilities that are required to be classified.

In addition, the FASB issued, “The Fair Value Option for Financial Assets and Financial Liabilities. This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  The Company did not elect the fair value option for any of its qualifying financial instruments.

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as of December 31, 2020 and December 31, 2019. As required by FASB ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

December 31, 2020	Level I	Level II	Level III	Total

Derivative liability	$-	$201,430	$-	$201,430
Total liabilities	$-	$201,430	$-	$201,430

December 31, 2019	Level I	Level II	Level III	Total

Derivative liability	$-	$396,220	$-	$396,220
Total Liabilities	$-	$396,220	$-	$396,220

The following table provides a summary of the changes in fair value of our Level 3 financial liabilities for the years ended December 31, 2020 and 2019 as well as the unrealized gains or losses included in income.

	December 31,	December 31,
	2020	2019

Fair value at beginning of period	$396,220	$-0-

New issuances	55,000	715,853
Gain on extinguishment of debt	224,985	-
Change in fair value	(474,775)	(319,633)

Fair value at end of period	$201,430	$396,220

Note 16. Operating Lease Liability

The Company leases certain office and manufacturing facilities and equipment.

Currently, we lease a 1,730 square feet in Fairfield, NJ for our offices. The lease expired in August 31, 2010, and is being renewed on a month-to-month basis.

Rent expense for the Company's operating leases for year ended December 31, 2020 and 2019 amounted to approximately $39,460 and $53,919, respectively.

The Company leases retail space at two different locations. One lease has monthly payments from $1,350 to $1,665 which expires in May 2024. The second lease has a contingent rental based on 10% of sales. Contingent rentals are not included in operating lease liabilities. The Company's leases generally do not provide an implicit rate, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of a lease. The Company used incremental borrowing rates as of January 1, 2019 for operating leases that commenced prior to that date. The Company estimated its incremental borrowing rate based on its credit quality, line of credit agreement and by comparing interest rates available in the market for similar borrowings. The Company used a discount rate of 10% at December 31, 2020.

The following table reconciles the undiscounted future minimum lease payments (displayed by year in aggregate) under non-cancelable operating leases with terms more than one year to the total operating lease liabilities on the consolidated balance sheet as of December 31, 2020:

2021	$18,180
2022	18,900
2022	19,700
2022	6,660
Total minimum lease payments	63,440
Less amounts representing interest	(9,485)
Present value of net minimum lease payments	53,955
Less current portion	(13,665)
Long-term capital lease obligation	$40,289

(1)The above amount does not include contingent rentals which may be paid under lease agreement with Ocean Resort Casino. This rental is based upon 10% of gross sales at this location.

Note 17. Subsequent Events

On December 1, 2020, Bergio International, Inc. (the “Company”) announced a new multi-phase buyback program. Under this initial phase of the repurchase program, the Company’s CEO, Berge Abajian, will buy from the open market at least $50,000 and up to $100,000 of Company common stock. Repurchases will be made at management's discretion at prices management considers to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company's financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the SEC and other applicable legal requirements.

The repurchase program may be suspended, terminated, or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

On February 10, 2021, Bergio International, Inc. entered into an Acquisition Agreement with Digital Age Business, Inc., a Florida corporation, (“Digital Age”), pursuant to which the shareholders of Digital Age  agreed to sell all of the assets and liabilities of its Aphrodite’s business to a recently formed wholly-owned subsidiary of the Company known as Aphrodite’s Marketing, Inc., a Wyoming corporation in exchange for newly created Series B Preferred Stock of the Company, which collectively, shall be convertible at Shareholders’ option, at any time, in whole or in part, into that number of shares of common stock of the Company which shall equal thirty percent (30%) of the total issued and outstanding common stock of the Company (as determined at the earlier of (i) the date of conversion of the Series B Preferred Stock; and (ii) eighteen (18) months following the Closing). In addition, the Company will provide an additional $5,000,000 in financing for Aphrodite’s Marketing, Inc. (See Note to the Consolidated Financial Statements for additional detail and Form 8-K file with the SEC on February 17, 2021.

As additional consideration for the purchase of the Acquired Assets, BRGO has also agreed to transfer to the Selling Shareholders 49,000 of the 100,000 authorized shares of the Acquisition Sub, such that upon the Closing Date, 51% of the Acquisition Sub shall be owned by BRGO, and 49% of the Acquisition Sub shall be owned by the Selling Shareholders.

Under the terms of the Acquisition Agreement, the Acquisition Sub is expected to meet the adjusted financial projections as set forth on Schedule “D” to the Acquisition Agreement, in order to earn additional Series B Preferred shares, which if earned, shall entitle the Selling Shareholders to earn up to an additional 19% (the “Additional Shares”) of Series B Preferred Stock, which, including the 30% of Series B Preferred Stock issued at Closing, shall together convert up to a maximum of 49% of BRGO’s then-issued and outstanding shares of Common Stock, with the Additional Shares being subject to a two-year vesting period from the date of issuance, based upon additional revenues of Acquisition Sub, as set forth on Schedule “E” to the Acquisition Agreement.

In addition, the Acquisition Agreement requires that upon Closing, Jonathan Foltz, the President and CEO of Digital Age, and certain other key employees of Acquisition Sub shall receive employment agreements from Acquisition Sub with respect to their continued employment (the “Employment Agreements”) (which will allow such key employees to participate in any employee stock ownership plan (“ESOP”) as offered to other BRGO subsidiary employees from time to time) to make certain that current personnel operating the business of Aphrodites.com shall remain in place for all departments of the business of Aphrodite’s post-Closing of the Acquisition.

As further consideration for the Acquisition, under Section 2.2.1 of the Acquisition Agreement, BRGO has agreed to provide Acquisition Sub with certain financing, as follows (a) upon the signing of the Letter of Intent that preceded this Acquisition Agreement, BRGO provided loans to Jonathan Foltz for the benefit of Aphrodites.com in the amounts of $50,000 on January 22, 2021, $35,000 on January 27, 2021, and $50,000 on February 5, 2021, which were used to pay some of the most pressing of Aphrodite’s Liabilities of as evidenced by the three promissory notes set forth on Schedule “H” therein (b) and upon the signing of this Acquisition Agreement, BRGO or its investors will provide equity financing of $615,000 for the benefit of Acquisition Sub, (for which BRGO shall enter into a certain Securities Purchase Agreement, Convertible Promissory Note, Warrant, Guaranty, Security Agreement and Registration Rights Agreement (together, the “BRGO Transaction Documents”), (the “Initial Financing”) which will be used to pay for (i) partial extinguishing the Assumed Liabilities set forth in Schedule “B” thereto, and (ii) expenses in connection with the Acquisition and the Audit of Acquisition Sub;  (c) and following the Closing of the Acquisition, BRGO will facilitate a second equity financing for the benefit of the Acquisition Sub in the amount of an additional $750,000, which shall take place following the effective date of BRGO’s new S-1 Registration Statement (the “Second Financing”), and such funds shall be utilized, in part, to pay for (i) extinguishing the Assumed Liabilities set forth in Schedule “B” thereto, and (ii) the expenses incurred in connection with the Acquisition and the Audit of Acquisition Sub and (d) following the Closing, BRGO will raise an additional $3,500,000, the proceeds of which will be used for the Acquisition Sub, by the sale of shares of common stock of BRGO, pursuant to an S-1 Registration Statement (the “Additional Financing”). It is anticipated that the Additional Financing will be consummated in tranches over the twelve (12) months following the Closing; provided that the first tranche of the Additional Financing will be at least $750,000, and will be provided to the Acquisition Sub within 60 days after BRGO’s new S-1 Registration Statement is declared effective by the SEC. As noted on Schedule D and Schedule E to the Acquisition Agreement, the foregoing financing, (including the loans shown on Schedule H, the Initial Financing, the Second Financing and the Additional Financing) totals $5,000,000, and any financing provided to Acquisition Sub, which exceeds the $5,000,000 total detailed in this Section 2.2.1, shall be added to the Gross Revenue benchmarks set forth on Schedule D and Schedule E to the Acquisition Agreement.

Section 2.2.2 of the Acquisition Agreement further provides that, at the Closing of the Acquisition, Southridge (or its affiliates as directed by Southridge) shall receive shares of BRGO’s newly created Series C Preferred Stock which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal five percent (5%) of the total issued and outstanding shares of BRGO Common Stock (as determined at the earlier of: (i) the date of conversion of the Series C Preferred Stock; and (ii) eighteen (18) months following the Closing).  The proposed Certificate of Designation for the Series C Preferred share is set forth on Schedule “G” to the Acquisition Agreement.

On February 11, 2021, the Company, Digital Age, Acquisition Sub, and the Selling Shareholders entered into the First Amendment to the February 10, 2021 Acquisition Agreement (the “Amendment”) for the purpose of allocating the Series B Preferred Stock to the Selling Shareholders without fractional shares, which resulted in changing the Certificate of Designation for the Series B Preferred Stock to reflect a total of 4,900 authorized shares of Series B Preferred Stock, and for the purpose of reflecting a total of 3,000 shares of Series B Preferred Stock to be issued to the Selling Shareholders upon Closing, (and the opportunity for the Selling Shareholders to earn up to an additional 1,900 shares of Series B Preferred Stock upon reaching certain gross revenue benchmarks); and the new Certificate of Designation for the Series B Preferred Stock of BRGO was attached to the Amendment as “Schedule Amendment-C”, and shows in Section 1 thereof the increase in authorized shares from 49 to 4,900, and in Section 5 thereof, the conversion language changed accordingly so that the holders thereof shall have, in the aggregate, the same conversion rights as previously stated in the Acquisition Agreement.  Other than as expressly set forth in the Amendment, all other terms and conditions of the Acquisition Agreement were unchanged, and remain in full force and effect.

The Closing of the Acquisition is subject to the entry of Acquisition Sub into the Employment Agreements with Jonathan Foltz and other key employees, the Company’s raising certain financing for the benefit of the Acquisition Sub, as referenced in Section 2.2.1 of the Acquisition Agreement, and to increasing the Company’s authorized shares of Common Stock, the creation and issuance of the Company’s Series B and Series C Preferred Stock, and the transfer of 49,000 shares of the Acquisition Sub’s Common Stock from BRGO to the Selling Shareholders, all of which is described in more detail in a Schedule 14 which the Company filed with the SEC on February 24, 2021, and which is included as Exhibit 10.15 herein.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company.

Expense

Legal fees and expenses:	$20,000
Accounting fees and expenses:	$15,000
Total:	$35,000

Item 14. Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.2 herein.

Agreements

We intend to modify the compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

Recent Sales of Unregistered Securities

During the year ended December 31, 2019, we have issued the following securities, which were not registered under the Securities Act and not previously disclosed in the Company’s Quarterly Reports on From 10-Q or Current Reports on Form 8-K. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering:

1)On October 19, 2019, we issued 17,000,000 shares of common stock valued at $2,890,000 to Berge Abajian, the Company’s President and PEO, for conversion of deferred compensation.

2)On November 27, 2019, we issued 1,750,000 shares of common stock valued at $15,318 to Illiad for conversion of its convertible debt and accrued interest.

The issuances of the above securities were made in reliance upon exemptions from registration available under Section 4(a)(2) and Rule 144 of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

Exhibit No.	Description

2.1

Share Exchange Agreement, dated October 19, 2009, by and between Alba Mineral Exploration, Inc. and Diamond Information Institute, Inc. (as filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2009)

2.2

Stock Purchase Agreement, dated October 20, 2009, by and among Alba Mineral Exploration, Inc., Owen Gibson, individually, Joan Gibson, individually, Darcy Brann, individually, Duane Schaffer, individually, Lindsay Devine, individually, and Dennis Rodowitz, individually (as filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2009)

2.3

Acquisition Agreement dated February 10, 2021 by and among Bergio International, Inc., Digital Age Business, Inc., Aphrodite’s Marketing, Inc. and the Selling Shareholders of Digital Age Business, Inc. (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2021)

2.4

Amendment to the Acquisition Agreement dated February 11, 2021 by and among Bergio International, Inc., Digital Age Business, Inc., Aphrodite’s Marketing, Inc. and the Selling Shareholders of Digital Age Business, Inc. (as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 17, 2021)

3.1	Articles of Incorporation, as amended (as filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on April 23, 2008)

3.2	Certificate of Amendment to the Articles of Incorporation (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 22, 2009)

3.3	Bylaws, as amended (as filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on April 23, 2008)

3.4

Certificate of Designation of Preferences, Rights and Limitations of the Bergio International Inc. Series A Preferred Stock, as filed with the Delaware Secretary of State on September 2, 2011 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2011)

3.5	Certificate of Amendment of Certificate of Incorporation, dated November 29, 2012 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 12, 2012)

3.6	Certificate of Amendment of Certificate of Incorporation, dated January 14, 2014 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 30, 2014)

3.7	Certificate of Amendment of Certificate of Incorporation, dated February 26, 2014 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 3, 2014)

3.8	Certificate of Amendment of Certificate of Incorporation, dated April 3, 2014 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2014)

Exhibit No.	Description

3.9	Certificate of Amendment of Certificate of Incorporation, dated October 14, 2014 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 16, 2014)

3.10	Articles of Amendment to the Articles of Incorporation and Designations for Series A, Series B and Series C Preferred Stock dated March 24, 2021.

5.1	Consent of Stout Law Group, P.A.

10.1	Order Approving Stipulation for Settlement of Claim, dated February 4, 2010 (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 5, 2010)

10.2

Amended and Restated Employment Agreement, dated September 1, 2011, by and between Bergio International Inc. and Berge Abajian, individually (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2011)

10.3	Bergio International, Inc. 2011 Stock Incentive and Reward Plan (as filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on May 10, 2011).

10.4

Committed Equity Facility Agreement, dated December 23, 2011, by and between Bergio International Inc. and TCA Global Credit Master Fund, LP (as filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 1, 2012)

10.5

Registration Rights Agreement, dated December 23, 2011, by and between Bergio International Inc. and TCA Global Credit Master Fund, LP (as filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 1, 2012)

10.6

First Amendment to Committed Equity Facility Agreement, dated October 18, 2012, by and between Bergio International Inc. and TCA Global Credit Master Fund, LP (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2012)

10.7

8% Convertible Note with KBM Worldwide, Inc, dated February 4, 2015 (as filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

10.8

8% Convertible Note with Vis Vires Group, Inc., dated March 11, 2015 (as filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

10.9

8% Convertible Note with Vis Vires Group, Inc., dated April 30, 2015 (as filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

10.10

8% Convertible Note with LG Capital Funding, LLC, dated May 4, 2015 (as filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

10.11

Securities Purchase Agreement with KBM Worldwide, Inc., dated February 4, 2015 (as filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

Exhibit No.	Description

10.12

Securities Purchase Agreement with Vis Vires Group, Inc., dated March 11, 2015 (as filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

10.13

Securities Purchase Agreement with Vis Vires Group, Inc., dated April 30, 2015 (as filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

10.14

Securities Purchase Agreement with LG Capital Funding, LLC, dated May 4, 2015 (as filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 13, 2015)

10.15

Securities Purchase Agreement, 10% Secured Subordinated Convertible Promissory Note, Warrant, Security Agreement, Guaranty, and Registration Rights Agreement, dated February 11, 2021 (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 24, 2021)

23.1	Consent of PCAOB Auditors BF Borgers CPA PC for 2019*

23.2	Consent of Stout Law Group, P.A. (included in Exhibit 5.1)

101.INS	XBRL Instance Document *

101.SCH	XBRL Taxonomy Extension Schema *

101.CAL	XBRL Taxonomy Extension Calculation Linkbase *

101.DEF	XBRL Taxonomy Extension Definition Linkbase *

101.LAB	XBRL Taxonomy Extension Label Linkbase *

101.PRE	XBRL Taxonomy Extension Presentation Linkbase *

* Initially filed with the Company’s Form S-1 on July 22, 2020.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(8)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfield, State of New Jersey on March 31, 2021.

BERGIO INTERNATIONAL, INC.

Date: March 31, 2021	/s/ Berge Abajian
By: Berge Abajian Its: Chief Executive Officer; Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Berge Abajian	Chief Executive Officer	March 31, 2021
Berge Abajian	(Principal Executive Officer Principal Accounting Officer and Director)

/s/ Berge Abajian	Chief Financial Officer	March 31, 2021
Berge Abajian	(Principal Accounting Officer and Director)